Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1

CREDIT AGREEMENT

by and among

CARRIER ENTERPRISE, LLC

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

WELLS FARGO BANK, N. A.

as Joint Lead Arranger, Joint Bookrunner and Administrative Agent

J.P. MORGAN SECURITIES, INC.

as Joint Lead Arranger and Joint Bookrunner

and

J.P. MORGAN CHASE BANK, N.A.

as Syndication Agent

Dated as of July 1, 2009

TABLE OF CONTENTS

1	DEFINITIONS AND CONSTRUCTION.		1

	1.1	Definitions	1

	1.2	Accounting Terms	1

	1.3	Code	1

	1.4	Construction	1

	1.5	Schedules and Exhibits	2

2	LOAN AND TERMS OF PAYMENT.		2

	2.1	Revolver Advances	2

	2.2	Increases in Commitment	3

	2.3	Borrowing Procedures and Settlements	3

	2.4	Payments; Reductions of Commitments; Prepayments	9

	2.5	Overadvances	11

	2.6	Interest Rates and Letter of Credit Fee	11

	2.7	Crediting Payments	13

	2.8	Designated Account	13

	2.9	Maintenance of Loan Account; Statements of Obligations	13

	2.10	Fees	13

	2.11	Letters of Credit	14

	2.12	LIBOR Option	17

	2.13	Capital Requirements	19

3	CONDITIONS; TERM OF AGREEMENT.		20

	3.1	Conditions Precedent to the Initial Extension of Credit	20

	3.2	Conditions Precedent to all Extensions of Credit	20

	3.3	Maturity	20

	3.4	Effect of Maturity/Termination	20

	3.5	Conditions Subsequent	21

	3.6	Early Termination by Borrower	21

4	REPRESENTATIONS AND WARRANTIES.		21

	4.1	Due Organization and Qualification; Subsidiaries	21

	4.2	Due Authorization; No Conflict	22

	4.3	Governmental Consents	23

	4.4	Binding Obligations; Perfected Liens	23

	4.5	Title to Assets; No Encumbrances	23

	4.6	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	23

-i-

	4.7	Litigation	24

	4.8	Compliance with Laws	24

	4.9	Financial Statements	24

	4.10	Fraudulent Transfer	24

	4.11	Employee Benefits	25

	4.12	Environmental Condition	25

	4.13	Intellectual Property	25

	4.14	Leases	25

	4.15	Deposit Accounts and Securities Accounts	25

	4.16	Complete Disclosure	25

	4.17	Material Contracts	26

	4.18	Patriot Act	26

	4.19	Indebtedness	26

	4.20	Payment of Taxes	26

	4.21	Margin Stock	27

	4.22	Governmental Regulation	27

	4.23	OFAC	27

	4.24	Employee and Labor Matters	27

	4.25	Joint Venture Documents	27

5	AFFIRMATIVE COVENANTS.		28

	5.1	Financial Statements, Reports, Certificates	28

	5.2	Collateral Reporting	28

	5.3	Existence	28

	5.4	Maintenance of Properties	28

	5.5	Taxes	28

	5.6	Insurance	28

	5.7	Inspection	29

	5.8	Compliance with Laws	29

	5.9	Environmental	29

	5.10	Disclosure Updates	30

	5.11	Formation of Subsidiaries	30

	5.12	Further Assurances	30

	5.13	Lender Meetings	31

	5.14	Material Contracts	31

	5.15	Location of Inventory and Equipment	31

-ii-

6	NEGATIVE COVENANTS.		31
	6.1	Indebtedness	31

	6.2	Liens	31

	6.3	Restrictions on Fundamental Changes	32

	6.4	Disposal of Assets	32

	6.5	Change of Name	32

	6.6	Nature of Business	32

	6.7	Prepayments and Amendments	32

	6.8	Change of Control	33

	6.9	Restricted Distributions	33

	6.10	Accounting Methods	33

	6.11	Investments	33

	6.12	Transactions with Affiliates	33

	6.13	Use of Proceeds	34

7	FINANCIAL COVENANTS.		34

8	EVENTS OF DEFAULT.		34

9	RIGHTS AND REMEDIES.		36

	9.1	Rights and Remedies	36

	9.2	Remedies Cumulative	37

10	WAIVERS; INDEMNIFICATION.		37

	10.1	Demand; Protest; etc	37

	10.2	The Lender Group’s Liability for Collateral	37

	10.3	Indemnification	37

11	NOTICES.		38

12	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.		39

13	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.		40

	13.1	Assignments and Participations	40

	13.2	Successors	42

14	AMENDMENTS; WAIVERS.		42

	14.1	Amendments and Waivers	42

	14.2	Replacement of Certain Lenders	44

	14.3	No Waivers; Cumulative Remedies	44

15	AGENT; THE LENDER GROUP.		45

	15.1	Appointment and Authorization of Administrative Agent	45

	15.2	Delegation of Duties	45

	15.3	Liability of Administrative Agent	45

	15.4	Reliance by Administrative Agent	46

-iii-

	15.5	Notice of Default or Event of Default	46

	15.6	Credit Decision	46

	15.7	Costs and Expenses; Indemnification	47

	15.8	Administrative Agent in Individual Capacity	48

	15.9	Successor Administrative Agent	48

	15.10	Lender in Individual Capacity	48

	15.11	Collateral Matters	49

	15.12	Restrictions on Actions by Lenders; Sharing of Payments	50

	15.13	Agency for Perfection	50

	15.14	Payments by Administrative Agent to the Lenders	50

	15.15	Concerning the Collateral and Related Loan Documents	50

	15.16	Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	51

	15.17	Several Obligations; No Liability	52

	15.18	Syndication Agent and Arrangers	52

16	WITHHOLDING TAXES.		52

17	GENERAL PROVISIONS.		55

	17.1	Effectiveness	55

	17.2	Section Headings	55

	17.3	Interpretation	55

	17.4	Severability of Provisions	55

	17.5	Bank Products and Bank Product Providers	55

	17.6	Debtor-Creditor Relationship	55

	17.7	Counterparts; Electronic Execution	56

	17.8	Revival and Reinstatement of Obligations	56

	17.9	Confidentiality	56

	17.10	Lender Group Expenses	57

	17.11	USA PATRIOT Act	57

	17.12	Integration	57

	17.13	Conversion of Facility	57

	17.14	Modifications regarding Fee Letter	57

-iv-

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice

Schedule A-1	Administrative Agent’s Account
Schedule A-2	Authorized Persons
Schedule B-1	Initial Accounting Changes
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.5	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrower
Schedule 4.1(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.7(b)	Litigation
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 11	Notice Address for Lenders

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of July 1, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, N.A., a national banking association, and J.P. MORGAN SECURITIES, INC., as joint lead arrangers and joint bookrunners (in such capacity, together with their successors and assigns in such capacity, collectively, the “Arrangers” and individually an “Arranger”), WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), J.P. MORGAN CHASE BANK, N.A., a national banking association, as syndication agent (in such capacity, together with its successors and assigns in such capacity, “Syndication Agent”; together with Administrative Agent, collectively, the “Agents” and individually an “Agent”), and CARRIER ENTERPRISE, LLC, a Delaware limited liability company formerly known as Carrier Sales and Distribution, LLC (“Borrower”).

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any covenant in Section 7 hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such covenant (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any covenant in Section 7 hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant Accounting Change became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and the Required Lenders. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2	LOAN AND TERMS OF PAYMENT.

2.1 Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to (i) the lesser of the Maximum Revolver Amount and the Borrowing Base at such time minus (ii) the Letter of Credit Usage at such time.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) Anything to the contrary in this Section 2.1 notwithstanding, Administrative Agent shall have the right, upon not less than 30 days prior written notice to Borrower, to establish reserves against the Borrowing Base in such amounts, and with respect to such matters (but not to include reserves with respect to Bank Product Obligations), as Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, including reserves with respect to (i) sums that Borrower or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (ii) Collateral located at a third party warehouse or premises leased by Borrower or its Subsidiaries and with respect to which no Collateral Access Agreement is then in effect, and (iii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Administrative Agent, likely would have a priority superior to Administrative Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

2.2 Increases in Commitment.

(a) Revolver Increases. So long as no Default or Event of Default has occurred and is continuing, from time to time after the Closing Date, Borrower may, upon at least 45 days’ written notice to Administrative Agent, who shall promptly notify the Lenders, propose to increase the aggregate Commitments by an additional amount not to exceed, in the aggregate, $50,000,000 minus the sum of all Commitment reductions made prior to such increase pursuant to Section 2.4(c) (the amount of any such increase, the “Additional Commitment Amount”). Each Lender shall have the right for a period of 30 days following receipt of such notice to elect by written notice to Borrower and Administrative Agent to increase its Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender.

(b) Additional Lenders. If any Lender shall not elect to increase its Commitment pursuant to subsection (a) of this Section 2.2, then Borrower may, to the extent necessary to increase the aggregate Commitments by the then unsubscribed Additional Commitment Amount, designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that each Additional Lender must be an Eligible Transferee. The sum of the increases in the Commitments of the existing Lenders plus the Commitments of the Additional Lenders shall not in the aggregate exceed the Additional Commitment Amount.

(c) Effectiveness of Increase. An increase in the aggregate amount of the Commitments pursuant to this Section 2.2 shall become effective upon the receipt by Administrative Agent of an agreement in form and substance reasonably satisfactory to Administrative Agent signed by Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, and such legal opinions and other evidence of appropriate corporate authorization on the part of Borrower with respect to the increase in the aggregate Commitments and other documents with respect to the increase in the Commitments as Administrative Agent may reasonably request.

(d) Prepayment of Outstanding Loans. Upon any increase in the aggregate Commitments pursuant to this Section 2.2 that is not pro rata among all existing Lenders, (i) within 5 Business Days in the case of any Advances then outstanding as Base Rate Loans, and at the end of the then applicable Interest Period in the case of any Advances then outstanding as LIBOR Rate Loans, Borrower shall prepay such Advances in their entirety and, to the extent Borrower elects to do so and subject to the conditions specified in Section 3, Borrower shall reborrow Advances from the Lenders in proportion to their Pro Rata Share after giving effect to such increase, until such time as all outstanding Advances are held by the Lenders in such proportion and (ii) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be deemed adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in the proportion its respective Commitment bears to the aggregate Commitments after giving effect to such increase.

2.3 Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Each Base Rate Loan will be in amounts of at least $500,000 and multiples of $100,000 in excess thereof, and each LIBOR Rate Loan will be in amounts of at least $1,000,000 and multiples of $500,000 in excess thereof. Each Borrowing shall be made by a written request by an Authorized Person delivered to Administrative Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Administrative Agent no later than 12:00 noon (New York, New York time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Administrative Agent no later than 12:00 noon (New York, New York time) on the Business Day that is the requested Funding Date. At Administrative Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Administrative Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $15,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account no later than 2:00 p.m. (New York, New York time) on such date. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Administrative Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(c) Making of Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Administrative Agent shall notify the Lenders, not later than 1:00 p.m. (New York, New York time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to the Administrative Agent’s Account, not later than 3:30 p.m. (New York, New York time) on the Funding Date applicable thereto. After Administrative Agent’s receipt of the proceeds of such Advances, Administrative Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the Designated Account no later than 4:00 p.m. (New York, New York time) on such date; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Administrative Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Administrative Agent has actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Administrative Agent receives notice from a Lender prior to 1:30 p.m. (New York, New York time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and if Administrative Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Administrative Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date, Administrative Agent shall issue a demand therefor to such Lender and if such Lender does not make such amount available, then Administrative Agent will notify Borrower of such failure to fund. Upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing; provided, that, Borrower shall not be liable for any Funding Losses resulting from any requirement that Borrower pay such amount to Administrative Agent in accordance with the terms of this sentence. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii) Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Administrative Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Administrative Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Administrative Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Administrative Agent and Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Administrative Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Administrative Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Administrative Agent, to arrange for a substitute

Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Administrative Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement notwithstanding, the Administrative Agent hereby is authorized by Borrower and the Lenders, from time to time in Administrative Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrower on behalf of the Lenders (in an aggregate amount for all such Advances taken together not exceeding 10% of the Maximum Revolver Amount outstanding at any one time) that Administrative Agent, in its Permitted Discretion deem necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).

(ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Administrative Agent or Swing Lender, as applicable, and either Administrative Agent or Swing Lender, as applicable, may, but are not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10% of the Maximum Revolver Amount, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Administrative Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Administrative Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Administrative Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding sentence. In such circumstances, if any Lender objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event: (x) if any unintentional Overadvance remains outstanding for more than 30 days, unless otherwise agreed to by the Required Lenders, Borrower shall immediately repay Advances in an amount sufficient to eliminate all such unintentional Overadvances, and (y) after the date all such Overadvances have been eliminated, there must be at least five consecutive days before intentional Overadvances are made. The foregoing provisions are meant for the benefit of the Lenders and Administrative Agent and are not meant for the benefit of Borrower, which shall continue to be bound by the provisions of Section 2.5. Each Lender shall be obligated to settle with Administrative Agent as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to the Administrative Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Administrative Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of Administrative Agent to make Protective Advances is separate and distinct from its ability to make Overadvances, and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Administrative Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Administrative Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Administrative Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Administrative Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Administrative Agent shall request settlement (“Settlement”) with the Lenders twice each month (on the 15th day and last day of each month), or on a more frequent basis if so determined by Administrative Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrower’s or its Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York, New York time) on the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then the Administrative Agent shall, by no later than 3:30 p.m. (New York, New York time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 3:30 p.m. (New York, New York time) on the Settlement Date transfer in immediately available funds to Administrative Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such

Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Administrative Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Administrative Agent or Swing Lender, as applicable, any Collections or payments received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Administrative Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Borrower or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Administrative Agent for the accounts of the Lenders, and Administrative Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Administrative Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Administrative Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Administrative Agent, or the Lenders, as applicable.

(f) Notation. Administrative Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Administrative Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Lenders’ Failure to Perform. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to the Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York, New York time) on the date specified herein. Any payment received by Administrative Agent later than 2:00 p.m. (New York, New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Administrative Agent on the date when due, each Lender severally shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for an Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Administrative Agent and all proceeds of Collateral received by Administrative Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Administrative Agent under the Loan Documents, until paid in full,

(B) second, to pay interest due in respect of all Protective Advances until paid in full,

(C) third, to pay the principal of all Protective Advances until paid in full,

(D) fourth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(E) fifth, to pay any fees or premiums then due to Administrative Agent under the Loan Documents until paid in full,

(F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances) and the Swing Loans until paid in full,

(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to the Issuing Lender as reimbursement for any unreimbursed Letter of Credit Disbursements, and (iv) to Administrative Agent, to be held by Administrative Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to the Administrative Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage,

(I) ninth, to pay any other Obligations (other than Bank Product Obligations),

(J) tenth, to Administrative Agent, to be held by Administrative Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount the Bank Product Providers reasonably determine to be the credit exposure of Borrower and its Subsidiaries in respect of Bank Products, and

(K) eleventh, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Administrative Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of Section 2.4(b)(ii), “paid in full” means payment in cash of all amounts owing under the Loan Documents, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c) Reductions of Commitments. The Commitments shall terminate on the Maturity Date. Borrower may reduce the Commitments to an amount not less than the greater of $40,000,000 and the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrower under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrower pursuant to Section 2.11(a).

Each such reduction shall be in an amount which is not less than $5,000,000, shall be made by providing not less than 10 Business Days prior written notice to Administrative Agent and shall be irrevocable. Once reduced, the Commitments may not be increased. Each such reduction of the Commitments shall reduce the Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.

(d) Optional Prepayments.

(i) Base Rate Loans. Borrower may prepay the principal of any Base Rate Loan on any Business Day with advance notice (which notice may be provided on the date of prepayment, including by email or other electronic communication). Prepayments of Base Rate Loans will be in amounts of at least $500,000 and multiples of $100,000 in excess thereof.

(ii) LIBOR Rate Loans. Borrower may prepay the principal of any LIBOR Rate Loan without penalty (but subject to the payment of any amounts due under Section 2.12 in connection therewith) on three Business Days advance notice. Prepayments of LIBOR loans will be in amounts of at least $1,000,000 and multiples of $500,000 in excess thereof. All such prepayments will include interest accrued to the prepayment date and will be accompanied by any amounts due under Section 2.12.

(e) Mandatory Prepayments. If, at any time, (i) the Revolver Usage on such date exceeds (ii) the Borrowing Base (such excess being referred to as the “Borrowing Base Excess Amount”), then Borrower shall promptly, but in any event, within 1 Business Day, prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the Borrowing Base Excess Amount.

(f) Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (i) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrower shall promptly, but in any event, within two Business Days of the initial occurrence of an Overadvance pay to Administrative Agent, in cash, the amount of such excess, which amount shall be used by Administrative Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin, and

(ii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin.

(b) Letter of Credit Fees. Borrower shall pay (i) Administrative Agent (for the ratable benefit of the Lenders, subject to any agreements between Administrative Agent and individual Lenders), Letter of Credit fees (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) at a per annum rate equal to the Daily Balance of the undrawn amount of all outstanding Letters of Credit times the Applicable Margin with respect to LIBOR Rate Loans as of each applicable date, such fees to be due and payable quarterly in arrears on the first day of each January, April, July and October and on the Payoff Date, and (ii) the Issuing Lender, for its own account, a fronting fee at the rate of 0.125% per annum on the Daily Balance of the undrawn amount of all outstanding Letters of Credit, such fronting fee to be due and payable quarterly in arrears on the first day of each January, April, July and October and on the Payoff Date.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders,

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.6(b), Section 2.10 or Section 2.12(a), interest, Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Administrative Agent, from time to time with prior notice to Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (other than any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.

(e) Computation. All interest and fees (other than pursuant to Section 2.6(b)) chargeable under the Loan Documents shall be computed on the basis of a 365 day year (or, in the case of LIBOR Rate Loans and fees pursuant to Section 2.6(b), on the basis of a 360 day year), in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7 Crediting Payments. The receipt of any payment item by Administrative Agent shall not be considered a payment on account unless such payment item is a wire transfer (or other payment) of immediately available federal funds made to the Administrative Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Administrative Agent only if it is received into the Administrative Agent’s Account on a Business Day on or before 2:00 p.m. (New York, New York time). If any payment item is received into Administrative Agent’s Account on a non-Business Day or after 2:00 p.m. (New York, New York time) on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day

2.8 Designated Account. Administrative Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Administrative Agent or the Lenders hereunder. Unless otherwise specified by Borrower to Administrative Agent, any Advance or Swing Loan requested by Borrower and made by Administrative Agent or the Lenders hereunder shall be made to the Designated Account.

2.9 Maintenance of Loan Account; Statements of Obligations. Administrative Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances (including Protective Advances and Swing Loans) made by Administrative Agent, Swing Lender, or the Lenders to Borrower or for Borrower’s account, the Letters of Credit issued or made by Issuing Lender for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Administrative Agent from Borrower or for Borrower’s account. Administrative Agent shall render monthly statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in any such statements.

2.10 Fees. Borrower shall pay to Administrative Agent,

(a) for the account of the Agents (except as otherwise provided in the Fee Letter), as and when due and payable under the terms of the Fee Letter, the fees set forth therein; and

(b) for the ratable account of the Lenders, on the first day of each January, April, July and October and on the Payoff Date, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the average Daily Balance of the Revolver Usage (other than outstanding Swing Loans) during the immediately preceding quarter (or portion thereof).

2.11 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of Borrower made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer, as Issuing Lender’s agent, to issue, a requested Letter of Credit. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will obligate itself to reimburse such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrower shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by Borrower that Borrower is and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit (which shall not be later than the Business Day prior to the Maturity Date or, if earlier, one year from the date of issuance or extension, in the case of standby Letters of Credit, and 120 days from the date of issuance or extension, in the case of commercial/documentary Letters of Credit), (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Borrower agrees that this Agreement (along with the terms of the applicable application) will govern each Letter of Credit and its issuance. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

(ii) the Letter of Credit Usage would exceed $5,000,000, or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.

Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrower shall pay to Administrative Agent an amount equal to the applicable Letter of Credit Disbursement not later than 2:00 p.m., New York, New York time, on the date that Borrower receives written or telephonic notice of such Letter of Credit Disbursement if such notice is received prior to 12:00 noon, New York, New York time, or not later than 2:00 p.m., New York, New York time, on the following Business Day, if such notice is received after 12:00 noon, New York, New York time, and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Advance. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph, Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrower had requested the amount thereof as an Advance and the Administrative Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment to a Letter of Credit or a Reimbursement Undertaking increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrower on the date due as provided in Section 2.11(a), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Administrative Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer. Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from Borrower’s own (so long as any such regulations and interpretations are administered in good faith and without gross negligence), and Borrower understands and agrees that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer. Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability resulting from the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(e) Any and all issuance charges, usage charges, commissions, fees, and costs incurred or charged (in each case, at the Issuing Lender’s customary rates therefor) by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event, within two Business Days by Borrower to Administrative Agent for the account of the Issuing Lender, it being acknowledged and agreed by Borrower that, the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings and renewals.

(f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay within 30 days after demand therefor, such amounts as Administrative Agent may reasonably specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that Borrower shall not be required to provide any compensation pursuant to this Section 2.12(f) for any such amounts incurred more than 180 days prior to the date on which the demand for payment is first made to Borrower; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Administrative Agent of any amount due pursuant to this Section 2.12(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.12 LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof; or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period with respect to a LIBOR Rate Loan, unless Borrower properly has exercised the LIBOR Option with respect thereto or elected to convert such LIBOR Rate Loan to a Base Rate Loan, such LIBOR Rate Loan automatically shall be continued as or converted to a LIBOR Rate Loan with a one month Interest Period. At any time that an Event of Default has occurred and is continuing, unless Administrative Agent elects otherwise, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.

(b) LIBOR Election.

(i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Administrative Agent prior to 12:00 noon (New York, New York time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Administrative Agent of a LIBOR Notice received by Administrative Agent before the LIBOR Deadline, or by telephonic notice received by Administrative Agent before the LIBOR Deadline (to be confirmed by delivery to Administrative Agent of a LIBOR Notice received by Administrative Agent prior to 5:00 p.m. (New York, New York time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Administrative Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Administrative Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Administrative Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Administrative Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Administrative Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrower shall pay such amount to Administrative Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Administrative Agent may, in its sole discretion at the request of Borrower, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Administrative Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Administrative Agent does not defer such application, Borrower shall be obligated to pay any resulting Funding Losses.

(iii) Borrower shall have not more than six LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c) Conversion. Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Administrative Agent of proceeds of Borrower’s and its Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Administrative Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (but without duplication of any of Borrower’s obligations under Section 16 and in any event excluding changes in the imposition of, or any change in the rate of, income or similar taxes applicable to such Lender) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Administrative Agent, and Borrower and Administrative Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13 Capital Requirements.

(a) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Administrative Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, then Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, may seek a substitute Lender reasonably acceptable to Administrative Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

3	CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender (including the Issuing Lender) to make its initial extension of credit provided for hereunder is subject to the fulfillment, to the reasonable satisfaction of Administrative Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder, including the issuance, amendment, renewal or extension of any Letter of Credit) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of Borrower and its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) since March 31, 2009, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change; and

(c) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on July 1, 2012 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4 Effect of Maturity/Termination. On the Maturity Date or other termination of the Commitments, (a) all commitments to provide additional credit hereunder shall automatically be terminated, (b) all Obligations (other than contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and Bank Product Obligations) immediately shall become due and payable without notice or demand, and (c) Borrower shall provide (i) Letter of Credit Collateralization with respect to all outstanding Letters of Credit, and (ii) Bank Product Collateralization to the extent contemplated in the definition thereof and in Section 17.5(c). No termination of the obligations of the Lender Group shall relieve or discharge any Loan Party of its duties, Obligations, or covenants hereunder or under any other Loan Document and Administrative Agent’s Liens in the Collateral shall remain in effect until all Obligations (other than contingent reimbursement obligations of Borrower with respect to Letters of Credit and Bank Product Obligations) have been paid in full and Borrower has provided all Letter of Credit Collateralization and Bank Product Collateralization described above. When all of the Obligations (other than contingent reimbursement obligations of Borrower with respect to Letters of Credit and Bank Product Obligations) have been paid in full, the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, and Borrower has provided all Letter of Credit Collateralization and Bank Product Collateralization described above, Administrative Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Administrative Agent’s Liens and all notices of security interests and liens previously filed by Administrative Agent with respect to the Obligations.

3.5 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.5 (the failure by Borrower to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an immediate Event of Default).

3.6 Early Termination by Borrower. Borrower has the option, at any time upon 10 Business Days prior written notice to Administrative Agent, to terminate this Agreement and the other Loan Documents and to terminate the Commitments hereunder by paying to Administrative Agent the Obligations (including (a) providing Letter of Credit Collateralization with respect to the then outstanding Letters of Credit, and (b) providing Bank Product Collateralization to the extent contemplated in the definition thereof and in Section 17.5(c)) in full.

4	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent, in each case, that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a

Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) is a complete and accurate description of the issued and outstanding membership interests of Borrower as of the Closing Date. Other than as described on Schedule 4.1(b) or created pursuant to the Joint Venture Documents, there are no subscriptions, options, warrants, or calls relating to Borrower’s membership interests, including any right of conversion or exchange under any outstanding security or other instrument. Other than as created pursuant to the Joint Venture Documents, Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any of its membership interests or any security convertible into or exchangeable for any of its membership interests.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.11 or with respect to other changes relating to the matters described in clauses (i) and (ii) below that are not materially adverse to the interests of the Lenders), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.1(c) or created pursuant to the Joint Venture Documents, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

4.2 Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing or recordation, as of the Closing Date, except to the extent that the failure to obtain any of the foregoing could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change.

4.4 Binding Obligations; Perfected Liens.

(a) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto and this Agreement is, and each other Loan Document when delivered hereunder will be, the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Administrative Agent’s Liens on the Collateral pursuant to the Loan Documents which have been delivered hereunder are validly created and perfected to the extent a security interest may be created pursuant to Article 9 of the Code (subject to the filing of financing statements), and are first priority Liens, subject only to Permitted Liens and the matters described in Schedule 3.5.

4.5 Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby (or, in the case of financial statements with respect to periods prior to the Closing Date, as disposed of pursuant to the Joint Venture Documents) and, except to the extent the failure to obtain the same could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change. All of such assets are free and clear of Liens except for Permitted Liens.

4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

(b) The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.15).

(c) Each Loan Party’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

4.7 Litigation.

(a) There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b) Schedule 4.7(b) sets forth a description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $2,000,000 that, as of the Closing Date, is pending or, to the best knowledge of Borrower, threatened against a Loan Party or any of its Subsidiaries.

4.8 Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9 Financial Statements.

(a) As of the Closing Date, the financial statements relating to Comfort Products Distributing LLC, a Delaware limited liability company (“Comfort Products”), that have been delivered by Borrower to Administrative Agent are the “Comfort Products Financial Statements” as defined in Section 4.09(a) of the Joint Venture Agreement and (i) have been prepared from the books and records of Comfort Products in accordance with GAAP consistently applied during the periods covered thereby (except (A) as otherwise disclosed therein and (B) for failures to be so prepared that would not result in an unfair presentation of the financial position and the results of operations of Comfort Products) and (ii) fairly present in all material respects the financial position and the results of operations of Comfort Products as of the dates and during the periods therein.

(b) As of the Closing Date, the financial statements relating to Borrower and the Division Entities that have been delivered by Borrower to Administrative Agent are the “Financial Statements” as defined in Section 3.08(a) of the Joint Venture Agreement and (i) have been prepared from the books and records of the Borrower and the Division Entities (except (A) as otherwise disclosed therein and (B) for failures to be so prepared that would not result in an unfair presentation of the financial position and the results of operations of the Borrower and the Division Entities, in the aggregate, on the basis of presentation outlined in the Financial Statements); (ii) have been prepared in the manner set forth in Financial Statements; and (iii) fairly present in all material respects the financial position and the results of operations of Borrower and the Division Entities, in the aggregate, on the basis of presentation outlined in the Financial Statements.

(c) All historical financial statements relating to the Loan Parties and their Subsidiaries (except in all cases, the financial statements referenced in the foregoing Sections 4.9(a) and 4.9(b)) that have been delivered by Borrower to Administrative Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.

4.10 Fraudulent Transfer.

(a) Each Loan Party is Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.11 Employee Benefits. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change.

4.12 Environmental Condition. Except as set forth on Schedule 4.12, (a) to Borrower’s knowledge, no Loan Party’s or its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or, to Borrower’s knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, except to the extent such violation would not reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole, (b) to Borrower’s knowledge, no Loan Party’s or its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.13 Intellectual Property. Each Loan Party and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 (as updated from time to time) is a true, correct, and complete (in all material respects) listing of all material trademarks, trade names, copyrights, patents, and licenses of Borrower or one of its Subsidiaries registered with any Governmental Authority; provided, however, that Borrower may amend Schedule 4.13 to add intellectual property acquired after the Closing Date so long as such amendment occurs by written notice to Administrative Agent at the time that Borrower provides its quarterly financial statements pursuant to Section 5.1.

4.14 Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them, except to the extent any impairment under such leases could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change.

4.15 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Administrative Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections that were most recently delivered to Administrative Agent (and were accepted by Administrative Agent) prior to the Closing Date represent Borrower’s good faith estimate as of the Closing Date of the Loan Parties’ and their Subsidiaries future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable as of the Closing Date (it being understood that such Projections are subject to uncertainties and contingencies which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized). As of the date on which any other Projections are delivered to Administrative Agent, such additional Projections represent Borrower’s good faith estimate of the Loan Parties’ and their Subsidiaries future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Administrative Agent (it being understood that such Projections are subject to uncertainties and contingencies which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized).

4.17 Material Contracts. Set forth on Schedule 4.17 is a list of the Material Contracts of each Loan Party and its Subsidiaries as of the Closing Date. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms, including those entered into or amended after the Closing Date) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to Borrower’s knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.

4.18 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all material Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.20 Payment of Taxes. Except as otherwise permitted under Section 5.5 or not material to Borrower and its Subsidiaries, taken as a whole, all tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Loan Party nor any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the IRC or within the meaning of

Section 6111(c) or Section 6111(d) of the IRC as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Change.

4.21 Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

4.22 Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23 OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has more than 10% of its assets located in Sanctioned Entities, or (c) derives more than 10% of its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Advance will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24 Employee and Labor Matters. Except as such could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change, there is (i) no unfair labor practice complaint pending or, to the knowledge of Borrower, threatened in writing against Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of the Borrower, threatened in writing against Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement or (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of the Borrower, threatened in writing against Borrower or its Subsidiaries.

4.25 Joint Venture Documents.

(a) Borrower has delivered to Administrative Agent a complete and correct copy of the Joint Venture Documents, including all schedules and exhibits thereto.

(b) As of the Closing Date, the Joint Venture Transaction has been consummated in all material respects in accordance with the Joint Venture Documents and all applicable laws. As of the Closing Date, all requisite approvals by Governmental Authorities having jurisdiction over Borrower and its Affiliates with respect to the Joint Venture Transaction have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be materially adverse to the interests of the Lenders. As of the Closing Date, after giving effect to the transactions contemplated by the Joint Venture Documents, Borrower will have good title to the Joint Venture Assets, except to the extent the failure to obtain the same could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change. All of such Joint Venture Assets are free and clear of Liens except for Permitted Liens.

5	AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1 Financial Statements, Reports, Certificates. Deliver to Administrative Agent each of the financial statements, reports, and other items set forth on Schedule 5.1 at the times specified therein. In addition, Borrower agrees that no Subsidiary of a Loan Party will have a fiscal year different from that of Borrower. In addition, Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP.

5.2 Collateral Reporting. Provide Administrative Agent with each of the reports set forth on Schedule 5.2 at the times specified therein.

5.3 Existence. Except as otherwise permitted under Section 6.3 at all times maintain and preserve in full force and effect its existence and except to the extent that the failure to maintain and preserve the same could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change, all rights and franchises, licenses and permits material to its business.

5.4 Maintenance of Properties. Maintain and preserve all of its assets that are necessary in the proper conduct of its business in good working order and condition, ordinary wear, tear and casualty, and Permitted Dispositions, excepted, and comply with the material provisions of all material leases to which it is a party as lessee so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

5.5 Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Administrative Agent with proof reasonably satisfactory to Administrative Agent indicating that Borrower and its Subsidiaries have made such payments or deposits.

5.6 Insurance. At Borrower’s expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain (with respect to each of the Loan Parties and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies acceptable to Administrative Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. All property insurance policies covering the Collateral are to be made payable to

Administrative Agent, as its interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Administrative Agent may reasonably require to fully protect its interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Administrative Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Administrative Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Administrative Agent of the exercise of any right of cancellation. If Borrower fails to maintain such insurance, Administrative Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims, and will give notice to Borrower if Administrative Agent has done so. Borrower shall give Administrative Agent prompt notice of any loss exceeding $3,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right to file claims under any property insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7 Inspection. Permit Administrative Agent and/or any Lender, and each of their respective duly authorized representatives or agents, to visit any of its properties and inspect and audit any of its assets or books and records, to conduct appraisals, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Administrative Agent and/or any Lender may designate and, so long as no Event of Default exists, with reasonable prior notice to Borrower.

5.8 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9 Environmental.

(a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) comply with Environmental Laws except to the extent that non-compliance therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change,

(c) promptly notify Administrative Agent of any release of which Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required by applicable Environmental Law to abate said release or otherwise to come into compliance with applicable Environmental Law, to the extent failure to so comply could reasonably be expected to result in a Material Adverse Change, and

(d) promptly, but in any event within 30 days of its receipt thereof, provide Administrative Agent with written notice of any of the following: (i) written notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order issued pursuant to any applicable Environmental Law which could reasonably be expected to result in a Material Adverse Change.

5.10 Disclosure Updates. Promptly and in no event later than 30 days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11 Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (a) within 30 days of such formation or acquisition cause any such new Subsidiary to provide to Administrative Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Administrative Agent (including being sufficient to grant Administrative Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that the Guaranty, the Security Agreement, and such other security documents shall not be required to be provided to Administrative Agent with respect to any Subsidiary of Borrower that is a Foreign Subsidiary, (b) within 30 days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Administrative Agent; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of Borrower that is a Foreign Subsidiary and none of the total outstanding voting Stock of any other Subsidiary of such Foreign Subsidiary shall be required to be pledged, and (c) within 30 days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Administrative Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

5.12 Further Assurances. At any time upon the reasonable request of Administrative Agent, execute or deliver to Administrative Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Administrative Agent may reasonably request in form and substance reasonably satisfactory to Administrative Agent, to create, perfect, and continue perfected or to better perfect Administrative Agent’s Liens in all of the personal property of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of Borrower that is a Foreign Subsidiary. To the maximum extent permitted by applicable law, Borrower authorizes Administrative Agent to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Administrative Agent to file such executed Additional Documents in any appropriate filing office; provided, that Administrative Agent shall provide Borrower with prompt notice if Administrative Agent has done so. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the personal property of Borrower and its Subsidiaries and all of the outstanding capital Stock of Borrower’s Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries).

5.13 Lender Meetings. Within 90 days after the close of each fiscal year of Borrower, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrower and its Subsidiaries and the projections presented for the current fiscal year of Borrower.

5.14 Material Contracts. Contemporaneously with the delivery of (a) each Compliance Certificate pursuant hereto, provide Administrative Agent with copies of (i) each Material Contract of the type described in clause (b) of the definition of “Material Contract” entered into since the delivery of the previous Compliance Certificate, and (ii) each material amendment or modification of any such Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each Compliance Certificate pursuant hereto with respect to the fiscal year end of Borrower, provide Administrative Agent with copies of (i) each Material Contract of the type described in clause (a) of the definition of “Material Contract” entered into since the delivery of the previous fiscal year end Compliance Certificate, and (ii) each material amendment or modification of any such Material Contract entered into since the delivery of the previous fiscal year end Compliance Certificate.

5.15 Location of Inventory and Equipment. Keep each Loan Parties’ and its Subsidiaries’ Inventory and Equipment (other than vehicles and Equipment out for repair) only at locations previously disclosed in writing to Administrative Agent and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Borrower may amend Schedule 4.6(b) so long as such amendment occurs by written notice to Administrative Agent not less than 10 days prior to the date on which such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides Administrative Agent a Collateral Access Agreement with respect thereto.

6	NEGATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. Nothing contained in this Section or elsewhere in this Agreement shall restrict Borrower or any of its Subsidiaries from taking actions in the ordinary course of their business to protect their rights under applicable mechanic’s and materialmen’s, supplier, and other similar Lien statutes and laws with respect to Inventory sold by Borrower and its Subsidiaries to customers and the resulting Accounts.

6.3 Restrictions on Fundamental Changes.

(a) Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties or between a Loan Party and a Subsidiary of any Loan Party, provided that (A) Borrower must be the surviving entity of any such merger to which it is a party and (B) any Loan Party (other than Borrower) must be the surviving entity of any such merger to which it is a party, and (ii) any merger between Subsidiaries of Borrower that are not Loan Parties,

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Administrative Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrower that is not liquidating or dissolving, or

(c) Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.

6.4 Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or transactions expressly permitted by Sections 6.3 and 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Borrower’s or its Subsidiaries assets.

6.5 Change of Name. Change Borrower’s or any of other Loan Parties’ name, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any other Loan Party may change its name upon at least 10 days prior written notice to Administrative Agent of such change.

6.6 Nature of Business. Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than of the type conducted by Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

6.7 Prepayments and Amendments.

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1, make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions.

(b) Directly or indirectly, amend, modify, change or waive any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, and (C) Permitted Indebtedness so long as such Indebtedness continues to qualify as Permitted Indebtedness hereunder,

(ii) any Material Contract except to the extent that such amendment, modification, change or waiver could not, in the aggregate, reasonably be expected to result in a Material Adverse Change, or

(iii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9 Restricted Distributions. Make any Restricted Distribution, except for Permitted Distributions.

6.10 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or in connection with the Initial Accounting Changes).

6.11 Investments. Except for Permitted Investments, directly or indirectly make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment. Without limitation of the foregoing, but subject to the post-closing period provided to Borrower pursuant to the terms of Schedule 3.5, (a) Borrower and the other Loan Parties shall not have Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts, unless Borrower or the other Loan Party, as applicable, and the applicable bank or securities intermediary, have entered into Control Agreements with Administrative Agent governing such Permitted Investments in order to perfect (and further establish) Administrative Agent’s Liens in such Permitted Investments, and (b) Borrower shall not and shall not permit any other Loan Party to establish or maintain any Deposit Account or Securities Account unless Administrative Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account; provided, however, that no Control Agreement shall be required with respect to (i) an aggregate amount of not more than $1,000,000 at any one time, in the case of Borrower and the other Loan Parties, on deposit in Deposit Accounts and Securities Accounts, (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Borrower’s or its Subsidiaries’ employees, and (iii) Deposit Accounts maintained with Wells Fargo (so long as Wells Fargo serves as Administrative Agent) or J.P Morgan Chase Bank, N.A. (so long as J.P. Morgan Chase Bank, N.A. is a Lender hereunder).

6.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower or any of its Subsidiaries except for:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or its Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate; provided, that this Section 6.12 is not intended to, and shall not, preclude or impair any transaction or series of related transactions entered between Borrower, on the one hand, and any of its Subsidiaries, on the other hand, or between any Subsidiaries of Borrower, in each case in the ordinary course of business,

(b) so long as it has been approved by Borrower’s Board of Directors in accordance with applicable law, any indemnity provided for the benefit of directors of Borrower,

(c) so long as it has been approved by Borrower’s Board of Directors, the payment of reasonable fees, compensation, or employee benefit arrangements to employees, officers, and outside directors of Borrower in the ordinary course of business,

(d) transactions permitted by Section 6.3, 6.9 or 6.11, any Permitted Intercompany Advance, and

(e) the Affiliate transactions expressly contemplated by the Joint Venture Documents.

6.13 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, including for working capital, Permitted Acquisition funding, and general corporate purposes.

7	FINANCIAL COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will comply with each of the following financial covenants:

(a) Interest Coverage Ratio. Have an Interest Coverage Ratio of at least 3.00 to 1.00, measured on a fiscal quarter-end basis.

(b) Leverage Ratio. Have a Leverage Ratio of not more than 3.00 to 1.00, measured on a fiscal quarter-end basis.

(c) Capital Expenditures. Make Capital Expenditures in any fiscal year in an amount less than or equal to, but not greater than, $15,000,000.

8	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1 If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

8.2 If any Loan Party or any of its Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.5, 5.1 (solely regarding the delivery of annual and quarterly financial statements and Compliance Certificates), 5.3 (solely if Borrower is not in good standing in its jurisdiction of organization, unless, in the case of any involuntary administrative dissolution of Borrower, such failure to preserve, renew or maintain its legal existence is remedied within 10 days after Borrower becomes aware of such failure, provided, that until Borrower’s legal existence is lawfully reinstated by the appropriate Governmental Authority, the Lenders or the Issuing

Lender, as applicable, may withhold any further Borrowing or issuance of any additional Letter of Credit), 5.7 (solely if Borrower refuses to allow Administrative Agent or its representatives or agents to visit Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of Borrower), 5.10, or 5.11 of this Agreement, (ii) Sections 6.1 through 6.13 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in Sections 5.2 and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent;

8.3. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,000,000 or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order or award during which (1) the same is not discharged, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4 If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5 If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6 If a Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, except to the extent that any such court action could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change;

8.7 If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;

8.8 If (a) the Primary Carrier Distribution Agreement terminates, expires or no longer is in full force and effect for any reason, unless replaced with a new distribution agreement covering the same or, in the aggregate, no less than reasonably equivalent markets and on terms that, in the aggregate, are not substantially less favorable to Borrower, (b) any other Carrier Distribution Agreement terminates, expires or no longer is in full force and effect for any reason and such termination, expiration or lack of effectiveness could reasonably be expected to result in a Material Adverse Change or be materially adverse to the interests of the Lenders, or (c) there is a default by any party to any Material Contract to which a Loan Party is a party and such default could reasonably be expected to result in a Material Adverse Change or be materially adverse to the interests of the Lenders;

8.9 If any representation or warranty made or deemed made by or on behalf of Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted;

8.10 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, except with respect to termination by operation of law regarding any merger, consolidation, reorganization, or other similar matter permitted under this Agreement;

8.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $5,000,000, or (c) as the result of an action or failure to act on the part of Administrative Agent; or

8.12 The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Administrative Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

8.13 If the Carrier Access Agreement shall for any reason cease to be in full force and effect, except to the extent that Borrower has made other arrangements reasonably satisfactory to Administrative Agent to provide Administrative Agent with access to the books, records, computers and other information relating to Borrower’s Accounts as Administrative Agent may reasonably require.

9	RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may, and, at the instruction of the Required Lenders, shall, in each case by written notice to Borrower and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following on behalf of the Lender Group:

(a) declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Advances and the obligation of the Issuing Lender to issue Letters of Credit.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10	WAIVERS; INDEMNIFICATION.

10.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

10.2 The Lender Group’s Liability for Collateral. Borrower hereby agrees that: (a) so long as Administrative Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

10.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrower shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (other than disputes solely between the Lenders), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON (OTHER THAN ANY SUCH ACT OR OMISSION ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON).

11	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower, Administrative Agent or any Lender, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	Carrier Enterprise, LLC
c/o Watsco, Inc.
2665 S. Bayshore Drive, Suite 901
Coconut Grove, FL 33133
Attn: Ana M. Menendez
Fax: 305-858-6898

with copies to:	Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, NC 28202-4003
Attn: Stephen D. Hope, Esq.
Fax: 704-378-2036

If to Administrative Agent:	Wells Fargo Bank, N.A.
401 E. Jackson Street
Suite 1450
Tampa, Florida 33602
Attn: Edward Wooten
Fax No.: 813-202-7201

with copies to:	Greenberg Traurig LLP
3290 Northside Parkway, Suite 400
Atlanta, Georgia 30327
Attn: Michael Leveille, Esq.
Fax No.: 678-553-7315

If to any Lender:	To its address set forth on Schedule 11

Any party hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other parties hereto. All notices or demands sent in accordance with this Section 11 shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ADMINISTRATIVE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS

CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1 Assignments and Participations.

(a) With the prior written consent of Borrower, which consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required (1) if an Event of Default has occurred and is continuing, and (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, and with the prior written consent of Administrative Agent, which consent of Administrative Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”; provided, however, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Administrative Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Administrative Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Administrative Agent an Assignment and Acceptance and Administrative Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Administrative Agent, the assigning Lender or Assignee has paid to Administrative Agent for Administrative Agent’s separate account a processing fee in the amount of $3,500.

(b) From and after the date that Administrative Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Administrative Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Administrative Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Administrative Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14	AMENDMENTS; WAIVERS.

14.1 Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Borrower, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) other than as permitted by Section 15.11, release Administrative Agent’s Lien in and to any of the Collateral,

(vi) change the definition of “Required Lenders” or “Pro Rata Share”,

(vii) contractually subordinate any of Administrative Agent’s Liens,

(viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(ix) amend any of the provisions of Section 2.4(b)(i) or (ii),

(x) amend Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee, or

(xi) change the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts and Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount.

(b) No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Administrative Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Administrative Agent, or any other rights or duties of Administrative Agent under this Agreement or the other Loan Documents, without the written consent of Administrative Agent, Borrower, and the Required Lenders.

(c) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Administrative Agent, Borrower, and the Required Lenders.

(d) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Administrative Agent, Borrower, and the Required Lenders.

(e) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to the Arrangers, or any other rights or duties of the Arrangers under this Agreement or the other Loan Documents, without the written consent of the Arrangers, Administrative Agent, Borrower, and the Required Lenders.

(f) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to the Syndication Agent, or any other rights or duties of the Syndication Agent under this Agreement or the other Loan Documents, without the written consent of the Syndication Agent, Administrative Agent, Borrower, and the Required Lenders.

(g) Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

14.2 Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders and if such action has received the consent, authorization, or agreement of the Required Lenders but not all of the Lenders or (ii) any Lender makes a claim for compensation under Section 16, then Borrower or Administrative Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement or made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.

14.3 No Waivers; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Administrative Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

15	AGENT; THE LENDER GROUP.

15.1 Appointment and Authorization of Administrative Agent. Each Lender hereby designates and appoints Administrative Agent as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Administrative Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Administrative Agent agrees to act as such on the express conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent; it being expressly understood and agreed that the use of the word “Administrative Agent” is for convenience only, that Wells Fargo is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Administrative Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent, Lenders agree that Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

15.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Administrative Agent shall act, or refrain from acting, as it deems advisable. If Administrative Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5 Notice of Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders and, except with respect to Events of Default of which Administrative Agent has actual knowledge, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Administrative Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Administrative Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7 Costs and Expenses; Indemnification. Administrative Agent may incur and pay Lender Group Expenses to the extent Administrative Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, reasonable fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Administrative Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Administrative Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Administrative Agent to reimburse Administrative Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Administrative Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Administrative Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

15.8 Administrative Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Administrative Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Administrative Agent will use its reasonable best efforts to obtain), Administrative Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

15.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower). If Administrative Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Administrative Agent for the Lenders. If, at the time that Administrative Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or make Swing Loans. If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor Administrative Agent. If Administrative Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Administrative Agent with a successor Administrative Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers, and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above.

15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the

Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize Administrative Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Administrative Agent that the sale or disposition is permitted under Section 6.4 or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time Administrative Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Lenders hereby irrevocably authorize Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Administrative Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Except as provided above, Administrative Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Administrative Agent or Borrower at any time, the Lenders will confirm in writing Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize Administrative Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Administrative Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b) Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations (other than Bank Product Obligations), any amounts owing by such Lender to Borrower or its Subsidiaries or any deposit accounts of Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations (other than Bank Product Obligations), except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13 Agency for Perfection. Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Administrative Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

15.14 Payments by Administrative Agent to the Lenders. All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Administrative Agent. Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Administrative Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.

By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Borrower or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, reasonable attorneys fees and costs) incurred by Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (w) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (x) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under Section 5.7, to conduct a field examination or inspection at Borrower’s expense and Administrative Agent has not done so during the previous 12 month period, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall exercise such right, and (z) any time that Administrative Agent renders to Borrower a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

15.18 Syndication Agent and Arrangers. Except as otherwise set forth herein, the Syndication Agent and Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Syndication Agent and Arrangers shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent or any Arranger in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

16	WITHHOLDING TAXES.

(a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Administrative Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Administrative Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower.

(b) Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such

Lender or Participant agrees to notify Administrative Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant. To the extent of such percentage amount, Administrative Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), then Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Administrative Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

(h) If Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Administrative Agent hereunder) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

17	GENERAL PROVISIONS.

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Administrative Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Bank Products and Bank Product Providers.

(a) Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Administrative Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests granted to Administrative Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Administrative Agent shall be entitled to assume no amounts are due and payable to any Bank Product Provider unless such Bank Product Provider has notified Administrative Agent in writing of the amount of any such liability owed to it prior to such distribution.

(b) Nothing contained in this Agreement shall obligate Borrower or any of its Subsidiaries to use any Lender or its Affiliates for the provisions of bank product services as described in the definition of “Bank Products” or otherwise.

(c) Each Lender (on behalf of itself and its Affiliates) hereby acknowledges that, except in the case of a termination of the Commitments in connection an Event of Default, nothing contained in this Agreement or any other Loan Document shall require Borrower to post any Bank Product Collateralization with respect to any Bank Products other than Swaps.

17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9 Confidentiality.

(a) Administrative Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Administrative Agent and the Lenders in a confidential manner, and shall not be disclosed by Administrative Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group (“Lender Group Representatives”), (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance by Borrower or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (v) the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (v) shall be limited to the portion of the Confidential Information as may be required by such governmental authority pursuant to such subpoena or other legal process, (vi) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Administrative Agent or the Lenders or the Lender Group Representatives), (vii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (viii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Administrative Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (viii) with respect to litigation involving any Person (other than Borrower, Administrative Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior notice thereof, and (ix) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document. The provisions of this Section 17.9(a) shall survive for 2 years after the payment in full of the Obligations.

(b) Anything in this Agreement to the contrary notwithstanding, Administrative Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.10 Lender Group Expenses. Borrower agrees to pay any and all Lender Group Expenses promptly after demand therefor by Administrative Agent (or, in the case of any Lender Group Expenses of any Lender, promptly after demand therefor by such Lender) and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act.

17.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13 Conversion of Facility. In the event Borrower requests that Lenders convert the loan facility evidenced by this Agreement to a traditional asset-based lending facility, the Lenders agree that they shall consider such request in good faith; provided, that, any such conversion shall be subject to (a) mutually acceptable amendments to the borrowing base, collateral reporting, financial covenant and certain other provisions of this Agreement, (b) credit approval of such transaction by each of the Lenders (and any Affiliate of a Lender that may become a party to this Agreement in connection therewith) in its sole discretion, and (c) the Lenders’ receipt of field examinations of all borrowing base collateral, appraisals of inventory collateral, borrowing base certificates, collateral reports, and such other items, agreements, documents and certificates as the Lenders may require in connection with such conversion, in each case in form and substance acceptable to the Lenders.

17.14 Modifications regarding Fee Letter. Effective immediately upon the satisfaction of the conditions precedent set forth in Section 3.1 on the Closing Date and without the need for any further action, (a) Watsco hereby assigns to Borrower all of the rights, obligations and liabilities of Watsco under the Fee Letter, (b) Borrower hereby assumes all of the rights, obligations and liabilities of Watsco under the Fee Letter, (c) Wells Fargo, J.P. Morgan Securities, Inc. and J.P. Morgan Chase Bank, N.A. hereby release Watsco from any and all obligations and liabilities under the Fee Letter, and (d) the Fee Letter is hereby deemed amended to replace all references to Watsco with references to Borrower.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

CARRIER ENTERPRISE, LLC, a Delaware limited liability company

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Vice President and Treasurer

WELLS FARGO BANK, N.A., as Administrative Agent, a Lender, Joint Lead Arranger and Joint Bookrunner

By:	/s/ Edward E. Wooten
Name:	Edward E. Wooten
Title:	Senior Vice President

J.P. MORGAN CHASE BANK, N.A., as Syndication Agent and a Lender

By:	/s/ Robert P. Carswell
Name:	Robert P. Carswell
Title:	Vice President

J.P. MORGAN SECURITIES, INC, as Joint Lead Arranger and Joint Bookrunner

By:	/s/ Sean J. Lynch
Name:	Sean J. Lynch
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Rick J. Gomez
Name:	Rick J. Gomez
Title:	Second Vice President

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                                  between                                  (“Assignor”) and                                  (“Assignee”). Reference is made to the Agreement described in Annex I hereto (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Loan Party or the performance or observance by Borrower or any other Loan Party of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Advances, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) confirms that it is not a Loan Party or Affiliate of a Loan Party; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent and the Borrower, if applicable, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR] as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE] as Assignee

By
Name:
Title:

ACCEPTED THIS DAY OF

WELLS FARGO BANK, N.A. a national banking association, as Administrative Agent

By
Name:
Title:

[ACCEPTED THIS DAY OF

CARRIER ENTERPRISE, LLC, a Delaware limited liability company, as Borrower

By
Name:
Title:]

3

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower: Carrier Enterprise, LLC, a Delaware limited liability company formerly known as Carrier Sales and Distribution, LLC

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of ___, 2009 by and among Carrier Enterprise, LLC, Borrower, the lenders from time to time a party thereto (the “Lenders”), Wells Fargo Bank, N.A., a national banking association, and J.P. Morgan Securities, Inc., as joint lead arrangers and joint bookrunners (in such capacity, together with their successors and assigns in such capacity), Wells Fargo Bank, N.A., a national banking association, as administrative agent for the Lenders, and J.P. Morgan Chase Bank, N.A., a national banking association, as syndication agent

3.	Date of Assignment Agreement:		______________

4.	Amounts:

	a.	Assigned Amount of Commitment	$_____________

	b.	Assigned Amount of Advances	$_____________

5.	Settlement Date:		______________

6.	Purchase Price		$____________

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

4

8.	Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Title:	Title:

Accepted:

WELLS FARGO BANK, N.A., a national banking association, as Administrative Agent

By
Name:
Title:

[ACCEPTED THIS DAY OF

CARRIER ENTERPRISE, LLC, a Delaware limited liability company, as Borrower

By
Name:
Title:]

5

EXHIBIT B-1

FORM OF BORROWING BASE CERTIFICATE

Wells Fargo Bank, N.A., as Administrative Agent

under the below-referenced Credit Agreement

401 E. Jackson Street

Suite 1450

Tampa, Florida 33602

Attn: Edward Wooten

The undersigned, CARRIER ENTERPRISE, LLC, a Delaware limited liability company formerly known as Carrier Sales and Distribution, LLC (“Borrower”), pursuant to Schedule 5.2 of that CREDIT AGREEMENT (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”) dated as of                     , 2009, by and among the lenders from time to time party thereto (the “Lenders”), WELLS FARGO BANK, N.A., a national banking association, and J.P. MORGAN SECURITIES, INC., as joint lead arrangers and joint bookrunners, J.P. MORGAN CHASE BANK, N.A., a national banking association, as syndication agent, WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (“Administrative Agent”), and Borrower, hereby certifies to Administrative Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

The Borrower hereby certifies to Administrative Agent that, except as set forth in the annex attached hereto: (i) Borrower’s Accounts with respect to which the Account Debtor is either (a) the United States or any department, agency, or instrumentality of the United States, or (b) any state of the United States do not exceed 10% of the aggregate amount of all Eligible Accounts (measured by Dollar amount), and (ii) the total obligations owing to Borrower with respect to any single Account Debtor do not exceed 10% of all Eligible Accounts.

[Remainder of page intentionally left blank.]

CARRIER ENTERPRISE, LLC, a Delaware limited liability company, as Borrower

By:

Name:

Title:

Annex A

(attached hereto)

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on letterhead of Carrier Enterprise, LLC]

To:	Wells Fargo Bank, N.A., as Administrative Agent

under the below-referenced Credit Agreement

401 E. Jackson Street

Suite 1450

Tampa, Florida 33602

Attn: Edward Wooten

Re:	Compliance Certificate dated , 2009

Ladies and Gentlemen:

Reference is made to that certain CREDIT AGREEMENT (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”) dated as of                     , 2009, by and among the lenders from time to time party thereto (the “Lenders”), WELLS FARGO BANK, N.A., a national banking association, and J.P. MORGAN SECURITIES, INC., as joint lead arrangers and joint bookrunners, J.P. MORGAN CHASE BANK, N.A., a national banking association, as syndication agent, WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (“Administrative Agent”), and CARRIER ENTERPRISE, LLC, a Delaware limited liability company formerly known as Carrier Sales and Distribution, LLC (the “Borrower”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.1 of the Credit Agreement, the undersigned officer of Borrower hereby certifies that:

1. The financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrower and its Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.1 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. Borrower and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 3 hereof.

5. Set forth on Schedule 4 hereof, (A) Borrower is submitting a list of, and attaching copies with respect to: (i) each Material Contract of the type described in clause (b) of the definition of “Material Contract” entered into since the delivery of the previous Compliance Certificate, and (ii) each material amendment or modification of any such Material Contract entered into since the delivery of the previous Compliance Certificate; and (B) Borrower is submitting a list of, and attaching copies with respect to: (i) each Material Contract of the type described in clause (a) of the definition of “Material Contract” entered into since the delivery of the previous fiscal year end Compliance Certificate, and (ii) each material amendment or modification of any such Material Contract entered into since the delivery of the previous fiscal year end Compliance Certificate.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned officer of Borrower this      day of             , 2009.

CARRIER ENTERPRISE, LLC, Delaware limited liability company

Signature:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Financial Covenants

1.	Interest Coverage Ratio.

The Interest Coverage Ratio, measured on a fiscal quarter-end basis, for the four fiscal quarter period ending             , 20     , [does/does not] satisfy the requirement set forth in Section 7(a) of the Credit Agreement for the corresponding period that the Interest Coverage Ratio for such period shall be at least 3.00 to 1.00.

2.	Leverage Ratio.

The Leverage Ratio, measured on a fiscal quarter-end basis, for the four fiscal quarter period ending             , 20     , [does/does not] satisfy the requirement set forth in Section 7(b) of the Credit Agreement for the corresponding period that Leverage Ratio for such period shall not be more than 3.00 to 1.00.

3.	Capital Expenditures.

Borrower’s and its Subsidiaries Capital Expenditures for the fiscal year to date period ending             , 20     is $            , which [is/is not] less than or equal to the amount set forth in Section 7(c) of the Credit Agreement for the corresponding period.

SCHEDULE 4

Material Contracts

(copies attached hereto)

EXHIBIT L-1

FORM OF LIBOR NOTICE

Wells Fargo Bank, N.A., as Administrative Agent

under the below-referenced Credit Agreement

401 E. Jackson Street

Suite 1450

Tampa, Florida 33602

Attn: Edward Wooten

Ladies and Gentlemen:

Reference hereby is made to that certain CREDIT AGREEMENT (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”) dated as of             , 2009, by and among the lenders from time to time party thereto (the “Lenders”), WELLS FARGO BANK, N.A., a national banking association, and J.P. MORGAN SECURITIES, INC., as joint lead arrangers and joint bookrunners, J.P. MORGAN CHASE BANK, N.A., a national banking association, as syndication agent, WELLS FARGO BANK, N.A., a national banking association, as administrative agent for the Lenders (“Administrative Agent”), and CARRIER ENTERPRISE, LLC, a Delaware limited liability company formerly known as Carrier Sales and Distribution, LLC (the “Borrower”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrower’s request to elect the LIBOR Option with respect to outstanding Advances in the amount of $             (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of [1, 3, or 6] month(s) commencing on                     .

This LIBOR Notice further confirms Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Dated: , 2009

CARRIER ENTERPRISE, LLC , a Delaware limited liability company, as Borrower

By
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, N.A., a national banking association, as Administrative Agent

By:
Name:
Title:

SCHEDULES

TO

CREDIT AGREEMENT

by and among

CARRIER ENTERPRISE, LLC,

as Borrower,

THE LENDERS THAT ARE SIGNATORY THERETO,

as the Lenders,

WELLS FARGO BANK, N. A.

as Joint Lead Arranger, Joint Bookrunner and Administrative Agent

J.P. MORGAN SECURITIES, INC.

as Joint Lead Arranger and Joint Bookrunner

and

J.P. MORGAN CHASE BANK, N.A.

as Syndication Agent

Dated as of July 1, 2009

SCHEDULES

Schedule A-1	Administrative Agent’s Account
Schedule A-2	Authorized Persons
Schedule B-1	Initial Accounting Changes
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.5	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrower
Schedule 4.1(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.7(b)	Litigation
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 11	Notice Address for Lenders

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A-1

Administrative Agent’s Account

Wells Fargo Bank, N.A.

San Francisco, CA

ABA# [***]

Account # [***]

OBI: Carrier Enterprise, LLC

Schedule A-2

Authorized Persons

The following is a list of Authorized Persons:

Ana M. Menendez

Patrick Hogan

Lori Moth

Schedule B-1

Initial Accounting Changes

Reference is made to Watsco, Inc. 2008 Annual Report Notes to Consolidated Financial Statements, Note 1—Summary of Significant Accounting Policies and to Section 3.08(a) of Seller Disclosure Schedule to Purchase and Contribution Agreement between Carrier Corporation and Watsco, Inc. dated as of May 3, 2009.

Upon consummation of the Joint Venture Transaction, accounting changes will be made to conform the Borrower, the Guarantor and CIAC (collectively, the “Division Entities”) reporting to Watsco, Inc.’s Significant Accounting Policies. The most significant changes are described below but are not intended to be complete as there may be other needed accounting changes to conform to Watsco, Inc.’s accounting practices and policies.

Accounts Receivable and Allowance for Doubtful Accounts

The Division Entities establish bad debt reserves with respect to customer trade receivables from stated terms primarily based on the following:

All receivables that are more than 360 days past due are reserved at 100%

Receivables that are in litigation are reserved at 100%

Receivables that are from customers who are in bankruptcy are reserved at 100%

Receivables that are in customer dispute for more than 60 days are reserved 100%

Watsco, Inc. establishes bad debt reserves with respect to customer trade receivables from stated terms primarily based on the following:

All receivables that are more than 1 day but less than 30 days past due at .5%

All receivables that are more than 31 days past due but less than 60 days past due at 2.0%

All receivables that are more than 61 days past due but less than 90 days past due at 10.0%

All receivables over 90 days past due from stated terms at 50%

In addition to the above, any receivable in litigation, bankruptcy or in dispute carries a specific reserve based on potential recovery, if any.

Inventories

The Division entities inventories are stated at the lower of cost or market and valued on a first in – first out (“FIFO”) method. Carrier Corporation, on a consolidated basis, values its U.S. HVAC inventory on a last in first out (“LIFO”) basis, and the related consolidated LIFO reserve is held at the Carrier level. The Division Entities hold the following inventory reserves:

Lower of cost or market reserve

Obsolescence reserve: Parts that have zero movement in last 24 months are fully reserved for. Equipment that has zero movement in last 12 months is fully reserved for with certain exceptions made to these rules based on accounting judgment.

Shrink and Damaged reserve

No excess inventory reserve is established but a calculation is made based on the on-hand inventory in excess of last 12 months movement for equipment, and the last 24 months movement for parts. Such excess inventory is reserved at net realizable value. Included as part of the valuation of inventories are the indirect costs of carrying inventory.

Watsco, Inc.’s inventories are stated at the lower of cost or market and valued on a weighted-average cost basis which is intended to approximate FIFO. As part of the valuation process, inventory reserves are established to state excess, slow-moving and damaged inventories at their estimated net realizable value. Shrink reserves are established based on historical analysis and cycle-count process results. There are exceptions made to these rules based on accounting judgment. All indirect costs of carrying inventory are expensed as incurred.

Schedule C-1

Commitments

Lender	Commitment Amount	Commitment Percentage
Wells Fargo Bank, NA	$37,500,000	50.000%
J.P. Morgan Chase Bank, NA	$25,000,000	33.333%
The Northern Trust Company	$12,500,000	16.667%

	$75,000,000	100.000%

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule D-1

Designated Account

JP Morgan Chase, NA

New York, NY

ABA#: [***]

Account # [***]

Account Name: Carrier Enterprise, LLC

REF: Credit Services Wells Fargo

Schedule P-1

Permitted Investments

The Loan Parties have made certain cash security deposits to landlords and suppliers with respect to facilities or services in the ordinary course of business.

Schedule P-2

Permitted Liens

The following is a list of specific liens with respect to Borrower:

Debtor	Filing Location	Secured Party/Plaintiff	File Type	Filing Date	File Number	Collateral
Carrier Sales and Distribution, LLC	Delaware SOS	IDB Leasing, Inc.	UCC-1	20070669621	02/21/07	This filing was made in connection with Borrower’s lease of various items of warehouse equipment from Somerset Capital Group, Ltd.

Carrier Sales and Distribution, LLC	Delaware SOS	Pacific Rim Capital, Inc.	UCC-1	20071036721	03/20/07	This filing was made in connection with Borrower’s lease of various items of warehouse equipment from Pacific Rim Capital, Inc.

Carrier Sales and Distribution, LLC	Delaware SOS	Bankfinancial F.S.B.	UCC-1	20072125333	06/06/07	This filing was made in connection with Borrower’s lease of various items of warehouse equipment from Somerset Capital Group, Ltd.

Carrier Sales and Distribution, LLC	Delaware SOS	Pacific Rim Capital, Inc.	UCC-1	20080383370	01/31/08	This filing was made in connection with Borrower’s lease of various items of warehouse equipment from Pacific Rim Capital, Inc.

Carrier Sales and Distribution, LLC	Delaware SOS	MB Financial Bank N.A.	Assignment	20081800059	05/27/08	This filing was made in connection with Borrower’s lease of various items of warehouse equipment from Pacific Rim Capital, Inc

Debtor	Filing Location	Secured Party/Plaintiff	File Type	Filing Date	File Number	Collateral
Carrier Sales and Distribution, LLC	Delaware SOS	MB Financial Bank N.A.	Assignment	20081871357	06/02/08	This filing was made in connection with Borrower’s lease of various items of warehouse equipment from Pacific Rim Capital, Inc

Carrier Sales and Distribution, LLC	Dallas County, TX District Court	County of Dallas	Judgment	TX-05-31433	08/02/06	Borrower failed to make a timely personal property tax payment to Dallas County in connection with its Garland, TX facility. The amount of the tax owed was paid in full, but this Judgment appears to cover unpaid court costs Dallas County incurred in the course of collection. Borrow has no records of this Judgment.

Carrier Sales and Distribution, LLC	Harris County, TX District Court	Klein Independent School District	Judgment	2004-38975	05/03/05	Judgment - Debtor in default judgment; however no monetary relief granted against Debtor (in rem only)

Carrier Sales and Distribution, LLC	Broward County, FL Circuit Court	Washington Mutual Bank, F.A.	Judgment	07-CA-034720 12	05/13/09	Borrower had de minimis interest in this location; location went into foreclosure with a Borrower mortgage or mechanics’ lien attached. Not a property Borrower owns; Borrower was not a party to the mortgages being foreclosed.

Debtor	Filing Location	Secured Party/Plaintiff	File Type	Filing Date	File Number	Collateral
Carrier Sales and Distribution, LLC	Miami-Dade County, FL Circuit Court	SMPC	Judgment	04-8168 SP 25(3)	10/05/04	Borrower has no knowledge of this $82.48 judgment against it.

Carrier Sales and Distribution, LLC	Miami-Dade County, FL Circuit Court	Countrywide Home Loans, Inc.	Judgment	13-2008-CA-058947	04/08/09	Borrower had de minimis interest in this location; location went into foreclosure with a Borrower mortgage or mechanics’ lien attached. Not a property Borrower owns; Borrower was not a party to the mortgages being foreclosed.

Carrier Sales and Distribution, LLC	Miami-Dade County, FL Circuit Court	Indymacbank, F.S.B.	Judgment	08-31334 CA 21	04/24/09	Borrower had de minimis interest in this location; location went into foreclosure with a Borrower mortgage or mechanics’ lien attached. Not a property Borrower owns; Borrower was not a party to the mortgages being foreclosed.)

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Stock is acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, however, that such Indebtedness (a) is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Stock of any other Person or a controlling interest in the Stock of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Additional Lender” has the meaning specified therefor in Section 2.2(b) of the Agreement.

“Additional Commitment Amount” has the meaning specified therefor in Section 2.2(a) of the Agreement.

“Administrative Agent” has the meaning specified therefor in the preamble to the Agreement.

“Administrative Agent’s Account” means the Deposit Account of the Administrative Agent identified on Schedule A-1.

“Administrative Agent’s Liens” means the Liens granted by Borrower or its Subsidiaries to Administrative Agent under the Loan Documents.

“Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” and “Agents” have the meanings specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Administrative Agent, Syndication Agent and the Arrangers, together with their Affiliates, officers, directors, employees, attorneys, and agents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Applicable Margin” means, as of any date of determination, the applicable margins set forth in the following table that correspond to the most recent Leverage Ratio calculation delivered to Administrative Agent pursuant to Section 5.1 of the Agreement (the “Leverage Ratio Calculation”); provided, however, that for the period from the Closing Date through the date Administrative Agent receives the Leverage Ratio Calculation in respect of the testing period ending September 30, 2009, the Applicable Margin shall be at the margin in the row styled “Level II”:

Level	Leverage Ratio Calculation	LIBOR Rate Loans	Base Rate Loans
I	1.75 to 1.00 or greater	3.25%	2.25%
II	Less than 1.75 to 1.00 but greater than or equal to 0.75 to 1.00	3.00%	2.00%
III	Less than 0.75 to 1.00	2.75%	1.75%

Except as set forth in the foregoing proviso, the Applicable Margin shall be based upon the most recent Leverage Ratio Calculation, which will be calculated as of the end of each fiscal quarter, and shall be re-determined quarterly on the first day of the month following the date of delivery to Administrative Agent of the certified Leverage Ratio Calculation pursuant to Section 5.1 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, then upon the election of the Required Lenders the Applicable Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively, unless the Required Lenders elect otherwise), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the Leverage Ratio contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Adjustment Period”) than the Applicable Margin actually applied for such Adjustment Period, then (i) Borrower shall immediately deliver to Administrative Agent a correct certificate for such Adjustment Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Adjustment Period, and (iii) Borrower shall immediately deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Adjustment Period, which payment shall be promptly applied by Administrative Agent to the affected Obligations.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by Administrative Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“A/R Availability Amount” has the meaning set forth in the definition of “Borrowing Base”.

“Arranger” and “Arrangers” have the meanings specified therefor in the preamble to the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Borrower to Administrative Agent.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations)).

“Bank Product” means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Swaps and other transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means (a) in the case of any termination of the Commitments in connection with an Event of Default, providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by Administrative Agent for the benefit of the Bank Product Providers in an amount determined by Administrative Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Products, and (b) in the case of any other termination of the Commitments, providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by Administrative Agent for the benefit of the Swap Providers in an amount determined by Administrative Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Swaps.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees, or expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and (b) all amounts that Borrower or its Subsidiaries are obligated to reimburse to Administrative Agent or any member of the Lender Group as a result of Administrative Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

“Bank Product Provider” means any Lender or any of its Affiliates.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base LIBOR Rate” means the rate per annum, determined by Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, as rounded upwards if necessary to the next highest 1/16%.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the Base LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis based on the rate offered to major banks in the London interbank as of each such date), plus 1.50%, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “Prime Rate”, with the understanding that the “Prime Rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Board of Directors” means the board of directors or managers of Borrower or any committee thereof duly authorized to act on behalf of the board of directors or managers.

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Administrative Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Administrative Agent in the case of a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a) 70% of the amount of Eligible Accounts (the “A/R Availability Amount”), plus

(b) the lowest of

(i) $37,500,000,

(ii) 50% of the value of Eligible Inventory, and

(iii) the A/R Availability Amount, minus

(c) the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(c) of the Agreement.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Borrowing Base Excess Amount” has the meaning set forth in Section 2.4(e).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York or Florida, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Carrier” means Carrier Corporation, a Delaware corporation.

“Carrier Access Agreement” means the Collateral Access Agreement between Carrier and Administrative Agent, in form and substance satisfactory to Administrative Agent.

“Carrier Distribution Agreements” means, collectively, (a) the Primary Carrier Distribution Agreement, (b) the Distributor Agreements dated as of the Closing Date between Carrier, on the one hand, and the Division Entities, on the other hand, (c) the Distribution Agreement dated as of the Closing Date between ICP, on the one hand, and Borrower, on the other hand, and (d) each other distribution agreement entered into between Carrier or any of its Affiliates, on the one hand, and a Loan Party, on the other hand, in each case as amended and modified from time to time in accordance with Section 6.7(b) of the Agreement.

“Carrier Inventory Agreement” means the Carrier Inventory Agreement between Carrier and Administrative Agent, in form and substance satisfactory to Administrative Agent.

“Cash Equivalents” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof, (b) commercial paper having the highest rating, at the time of acquisition thereof, of Standard & Poor’s or Moody’s in either case maturing within six months from the date of acquisition thereof, (c) certificates of deposit, bankers’ acceptances and time deposits maturing within one-hundred eighty days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, (e) mutual funds investing solely in any one or more of the Cash Equivalents described in clauses (a) through (d) above, (f) debt securities with a maturity of no greater than 365 days and rated at least “A-” by Standard & Poor’s or at least “A3” by Moody’s, and (g) subject to the restriction set forth in Section 4.21, other debt or equity securities which are listed on a national securities exchange or freely traded in the over-the-counter market so long as the cost of such securities does not exceed at any time in the aggregate an amount equal to 2% of Consolidated Tangible Assets as of the most recent fiscal year end.

“Change of Control” means that (a) Watsco fails to own and control, directly or indirectly, more than 50% of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 40% of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (d) Borrower fails to own and control, directly or indirectly, more than 50% of the Stock of each other Loan Party.

“CIAC” means Carrier InterAmerica Corporation, a United States Virgin Islands corporation.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) hereunder, or, if earlier, the date on which Administrative Agent provides Borrower a written or oral notice that each of the conditions precedent set forth on Schedule 3.1 either have been satisfied or have been waived.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Administrative Agent or the Lenders under any of the Loan Documents, excluding, in all cases, (a) any interest in Real Property, and (b) the Consigned Inventory (as defined in the Carrier Inventory Agreement).

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Administrative Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Comfort Products” has the meaning set forth Section 4.9(a) of the Agreement.

“Comfort Products Contributed Assets” has the meaning set forth in the Joint Venture Agreement.

“Commitment” means, with respect to each Lender, its Commitment, and with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be increased or reduced from time to time pursuant to Section 2.2 or Section 2.4(c) or pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the treasurer or chief financial officer of Borrower to Administrative Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consignment Agreement” means the Consignment Agreement dated as of the Closing Date between Carrier, as consignor, and Borrower, as consignee, as amended and modified from time to time in accordance with Section 6.7(b) of the Agreement.

“Consolidated EBIT” means, for Borrower and its Subsidiaries for any four-quarter period ending on the date of computation thereof, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period and without duplication, (i) Consolidated Interest Expense, and (ii) income tax expense, in each case, determined on a consolidated basis in accordance with GAAP; provided, that, for the purposes of calculating Consolidated EBIT for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (A) if at any time during such Reference Period (and after the Closing Date), Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, Consolidated EBIT for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, as determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Administrative Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period, (B) if at any time during such Reference Period (and after the Closing Date), Borrower or any of its Subsidiaries shall have made a disposition of any Subsidiary or any division or business line, Consolidated EBIT for such Reference Period shall be calculated as if such disposition occurred on the first day of such Reference Period, and (C) in the case of any Reference Period that includes periods prior to the Closing Date, Consolidated EBIT for the periods prior to the Closing Date shall be calculated after giving pro forma effect to the Joint Venture Transaction (including pro forma adjustments arising out of events which are directly attributable to the Joint Venture Transaction, are factually supportable, and are expected to have a continuing impact, as determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Administrative Agent as if the Joint Venture Transaction was consummated on the first day of such Reference Period.

“Consolidated EBITDA” means, for Borrower and its Subsidiaries for any four-quarter period ending on the date of computation thereof, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period and without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, and (iii) depreciation and amortization (including non-cash, stock based compensation), in each case, determined on a consolidated basis in accordance with GAAP; provided, that, for the purposes of calculating Consolidated EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (A) if at any time during such Reference Period (and after the Closing Date), Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, as determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Administrative Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period, (B) if at any time during such Reference Period (and after the Closing Date), Borrower or any of its Subsidiaries shall have made a disposition of any Subsidiary or any division or business line, Consolidated EBITDA for such Reference Period shall be calculated as if such disposition occurred on the first day of such Reference Period, and (C) in the case of any Reference Period that includes periods prior to the Closing Date, Consolidated EBITDA for the periods prior to the Closing Date shall be calculated after giving pro forma effect to the Joint Venture Transaction (including pro forma adjustments arising out of events which are directly attributable to the Joint Venture Transaction, are factually supportable, and are expected to have a continuing impact, as determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Administrative Agent as if the Joint Venture Transaction was consummated on the first day of such Reference Period.

“Consolidated Interest Expense” means, for Borrower and its Subsidiaries for any four-quarter period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation, the interest component of any payments in respect of Capitalized Lease Obligations during such period (whether or not actually paid during such period), plus (b) the net amount payable (or minus the net amount receivable) under Hedge Agreements during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” means, for any four-quarter period ending on the date of computation thereof, the net income (or loss) of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein and without duplication) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) cash and non-cash restructuring charges directly attributable to the Joint Venture Transaction, (d) other non-recurring, non-cash charges, and (e) any equity interest of Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

“Consolidated Tangible Assets” means, on any date of computation, Consolidated Total Assets minus intangible assets of Borrower and its Subsidiaries on that date.

“Consolidated Total Assets” means, for Borrower and its Subsidiaries on any date of computation, determined on a consolidated basis in accordance with GAAP, the aggregate book value of the assets of Borrower and its Subsidiaries on that date.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by one or more of the Permitted Holders or a majority of the Continuing Directors.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by Borrower or one of its Subsidiaries, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“CPR” means Carrier (Puerto Rico), Inc., a Delaware corporation.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder within 3 days after the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Federal Funds Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Borrower identified on Schedule D-1, which Deposit Account may be changed in the discretion of Borrower upon 30 days prior written notice to Administrative Agent.

“Designated Account Bank” has the meaning specified therefor in Schedule D-1, which institution may be changed in the discretion of Borrower upon 30 days prior written notice to Administrative Agent.

“Division Entities” means, collectively, CIAC and CPR.

“Dollars” or “$” means United States dollars.

“Eligible Accounts” means those Accounts created by the Loan Parties in the ordinary course of their business that arise out of the Loan Parties’ sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit performed by Administrative Agent from time to time after the Closing Date; provided further, that Administrative Agent will give prompt notice of any revisions to such criteria made by Administrative Agent. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 60 days of the original terms of payment,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of the Loan Parties or an employee or agent of the Loan Parties or any Affiliate of the Loan Parties,

(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e) Accounts that are not payable in Dollars,

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States (including Puerto Rico) or Canada, or (ii) is not organized under the laws of the United States (or any state thereof or Puerto Rico) or Canada (or any province thereof), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Administrative Agent,

(g) to the extent exceeding 10% of the aggregate amount of all Eligible Accounts (measured by Dollar amount), Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States, or (ii) any state of the United States, unless the applicable Loan Party has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC §3727, or applicable state law comparable thereto (if any),

(h) Accounts with respect to which the Account Debtor is a creditor of the Loan Parties, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i) Accounts with respect to an Account Debtor whose total obligations owing to the Loan Parties exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, and/or has gone out of business,

(k) Accounts, the collection of which, Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(l) Accounts that are not subject to a valid and perfected first priority Administrative Agent’s Lien,

(m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity, or

(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Loan Parties of the subject contract for goods or services.

“Eligible Inventory” means Inventory consisting of first quality raw materials and finished goods held for sale in the ordinary course of the Loan Parties’ business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Administrative Agent from time to time after the Closing Date; provided further, that Administrative Agent will give prompt notice of any revisions to such criteria made by Administrative Agent. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) the Loan Parties do not have good, valid, and marketable title thereto,

(b) the Loan Parties do not have actual and exclusive possession thereof (either directly or through a bailee or agent of the Loan Parties),

(c) it is not located in the continental United States (or Puerto Rico) or, subject to the Loan Parties’ execution and delivery of such agreements, documents, filings, opinions and other items as Administrative Agent may reasonably require in order to perfect and protect the Administrative Agent’s Liens in such Inventory, in Canada,

(d) it is in-transit to or from a location of the Loan Parties (other than in-transit from one location to another location),

(e) it is the subject of a bill of lading or other document of title,

(f) it is not subject to a valid and perfected first priority Administrative Agent’s Lien,

(g) it consists of goods returned or rejected by the Loan Parties’ customers,

(h) it is held by the Loan Parties on consignment pursuant to the Consignment Agreement or any other consignment or similar arrangement;

(i) it has been delivered by the Loan Parties to a customer or other Person pursuant to a consignment or other similar arrangement; or

(j) it consists of goods that are obsolete or slow moving (being goods that remain unsold after 360 days or more), restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in the Loan Parties’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Administrative Agent and Borrower (such approval by Borrowers not to be unreasonably withheld, conditioned or delayed), and (f) during the continuation of an Event of Default, any other Person approved by Administrative Agent.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party and whose employees are aggregated with the employees of a Loan Party under IRC Section 414(o).

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter dated June 16, 2009 among Borrower (which assumed the obligations of Watsco thereunder pursuant to Section 17.14 of the Agreement), Wells Fargo, J.P. Morgan Securities, Inc. and J.P. Morgan Chase Bank, N.A.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary of Borrower, direct or indirect, which is organized under the laws of any jurisdiction other than any state of the United States.

“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Borrower and its Subsidiaries (including all such Indebtedness of other Persons that is guaranteed by Borrower or its Subsidiaries), determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to Borrower and its Subsidiaries, the Revolver Usage and the amount of their Capitalized Lease Obligations.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means, collectively, CPR and each other Subsidiary of Borrower that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, excluding in all cases all Foreign Subsidiaries, and “Guarantor” means any one of them.

“Guaranty” means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Administrative Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Administrative Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, (g) any Prohibited Preferred Stock, and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Initial Accounting Changes” means the accounting changes described on Schedule B-1.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by Borrower, each of its Subsidiaries, and Administrative Agent, the form and substance of which is reasonably satisfactory to Administrative Agent.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT for the 4 fiscal quarter period ended as of such date, to (b) Consolidated Interest Expense for such period.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 3 or 6 months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 3 or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrower may not elect an Interest Period which will end after the Maturity Date.

“ICP” means International Comfort Products, LLC, a Delaware limited liability company.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issuing Lender” means Wells Fargo or any other Lender that, at the request of Borrower and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement.

“Joint Venture Agreement” means that certain Purchase and Contribution Agreement, dated as of May 3, 2009, between Watsco and Carrier, as amended by the Amendment to the Purchase and Contribution Agreement dated as of June 29, 2009 by and between Watsco and Carrier.

“Joint Venture Assets” means, collectively, (a) all assets of Borrower reflected on the “Financial Statements” described in Section 4.9(b) of the Agreement, other than assets disposed of prior to the Closing Date in accordance with the terms of the Joint Venture Agreement, (b) equity interests representing 100% of the Stock of the Division Entities, and (c) the Comfort Products Contributed Assets.

“Joint Venture Documents” means the Joint Venture Agreement, the Carrier Distribution Agreements, the Consignment Agreement, the Trade Name Agreement, the Transition Services Agreement, and all other Ancillary Agreements (as defined in the Joint Venture Agreement).

“Joint Venture Transaction” means, collectively, the transactions contemplated to be consummated pursuant to the Joint Venture Agreement on the closing date thereunder, including, without limitation, (a) Watsco’s direct and/or indirect contribution to Borrower of the Comfort Products Contributed Assets, and (b) Watsco’s acquisition, directly or indirectly, of a 60% membership interest in Borrower.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1 of the Agreement.

“Lender Group” means each of the Lenders (including the Issuing Lender), Agents and Arrangers, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by the Agents and Arrangers in connection with the Lender Group’s transactions with Borrower or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal, (c) reasonable out-of-pocket costs and expenses incurred by Administrative Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) reasonable out-of-pocket charges paid or incurred by Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Administrative Agent related to any inspections or audits of the Loan Parties and the Collateral, provided that Lender Group Expenses shall only include audit fees and expenses for one inspection and audit conducted during each calendar year and for any other inspections and audits initiated during the existence of an Event of Default, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Borrower or any of its Subsidiaries, (h) each Agent’s and Arranger’s reasonable out-of-pocket costs and expenses (including reasonable attorneys fees (for one outside counsel only)) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) each Agent’s and each Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys fees (for one outside counsel only), accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Administrative Agent for the benefit of those Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender with evidence satisfactory to the Issuing Lender of the cancellation thereof, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the amount of Funded Indebtedness as of such date, to (b) Consolidated EBITDA for the 4 fiscal quarter period ended as of such date.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Administrative Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, any Borrowing Base Certificate, the Control Agreements, the Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Trademark Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Carrier Inventory Agreement, the Carrier Access Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower’s and its Subsidiaries ability, taken as a whole, to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability, taken as a whole, to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority, taken as a whole, of Administrative Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

“Material Contract” means (a) any agreement with respect to Borrower or any Subsidiary which Watsco is required to file pursuant to Item 601(b)(10) of Regulation S-K (17 C.F.R. 229, et seq.) with Watsco’s most recent Annual Report filed after the Closing Date on Form 10-K, (b) the Carrier Distribution Agreements, and (c) solely for purposes of Sections 4.2, 6.7 and 8.8 of the Agreement, the Consignment Agreement, the Trade Name Agreement, and the Transition Services Agreement.

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Maximum Revolver Amount” means $75,000,000, as increased by the amount of Additional Commitment Amounts in accordance with Section 2.2 of the Agreement, and as decreased by the amount of reductions in the Commitments in accordance with Section 2.4(c) of the Agreement.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any sale or disposition by Borrower or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Borrower or its Subsidiaries, in connection therewith after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (i) Indebtedness owing to Administrative Agent or any Lender under the Agreement or the other Loan Documents and (ii) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (b) reasonable fees, commissions, and expenses related thereto and required to be paid by Borrower or such Subsidiary in connection with such sale or disposition and (c) taxes paid or payable to any taxing authorities by Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“Obligations” means (a) all loans (including any Swing Loans), Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by, in each case, the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b) no Indebtedness will be incurred, assumed, or would exist with respect to Borrower or its Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness, and no Liens will be incurred, assumed, or would exist with respect to the assets of Borrower or its Subsidiaries as a result or such Acquisition, other than Permitted Liens,

(c) to the extent the purchase consideration payable in respect of such proposed Acquisition (including deferred payments and other forms of obligations) exceeds $25,000,000, Borrower has provided Administrative Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) created by adding the historical combined financial statements of Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrower and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the 4 fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 for the 4 fiscal quarter period ended one year after the proposed date of consummation of such proposed Acquisition,

(d) to the extent the purchase consideration payable in respect of such proposed Acquisition (including deferred payments and other forms of obligations) exceeds $25,000,000, Borrower has provided Administrative Agent with forecasted balance sheets, profit and loss statements, and cash flow statements of the Person to be acquired, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, in form and detail (including as to scope and underlying assumptions) reasonably satisfactory to Administrative Agent,

(e) Borrower has provided Administrative Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition, and Borrower provides Administrative Agent copies of the acquisition agreement and other material documents relative to the proposed Acquisition within 5 Business Days following the closing of the proposed Acquisition,

(f) the assets being acquired (other than a de minimis amount of assets in relation to Borrower’s and its Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Borrower and its Subsidiaries or a business reasonably related thereto,

(g) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States or Canada,

(h) the subject assets or Stock, as applicable, are being acquired directly by a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement, and

(i) to the extent that Borrower’s Leverage Ratio (as calculated in accordance with clause (c) above for the 4 fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition) would exceed 2.00 to 1.00 after giving effect to the consummation of the proposed Acquisition, the purchase consideration payable in respect of all Permitted Acquisitions consummated during any fiscal year (including the proposed Acquisition and including deferred payment and other forms of obligations) shall not exceed $25,000,000 in the aggregate.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment for fair market value that is substantially worn, damaged, obsolete or otherwise not necessary for the principal business operations in the ordinary course of business,

(b) sales of Inventory to buyers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of Borrower or its Subsidiaries in the ordinary course of business,

(j) the sale or issuance of Stock (other than Prohibited Preferred Stock) of Borrower,

(k) the lapse of registered patents, trademarks and other intellectual property of Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business,

(l) the making of a Restricted Distribution that is expressly permitted to be made pursuant to the Agreement,

(m) the making of a Permitted Investment,

(n) dispositions of Equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property,

(o) dispositions of assets constituting Permitted Intercompany True-Up Transactions, and

(p) dispositions of assets (other than Accounts, intellectual property, licenses, Stock of Subsidiaries of Borrower, or Material Contracts) not otherwise permitted in clauses (a) through (o) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $25,000,000.

“Permitted Distributions” means: (a) any Restricted Distribution by a Subsidiary of Borrower made to Borrower or any other Loan Party and to any other Person owning Stock in such Subsidiary, with the Restricted Distribution being made ratably according to their respective Stock holdings; (b) any Restricted Distribution by Borrower or any Subsidiary made as a dividend payment or other distribution, in each case payable solely in the common equity interest of such Person; (c) any Restricted Distribution by Borrower so long as (i) no Default or Event of Default shall have occurred and be continuing or would result from the making of the proposed Restricted Distribution, (ii) on a pro forma basis, after giving effect to any such Restricted Distribution and any Advances or other Debt incurred or assumed in connection therewith, Borrower shall be in compliance with the financial covenants set forth in Section 7 (measured as if the making of any such Restricted Distribution had occurred on the last day of the most recently ended fiscal quarter for which Borrower has provided financial statements to Administrative Agent), (iii) the aggregate amount of such Restricted Distributions permitted in any fiscal year (or any fiscal year to date period) shall not exceed 80% of Consolidated Net Income for such fiscal year (or fiscal year to date period), and (iv) on or prior to the date of each such Restricted Distribution, Borrower shall have delivered to Administrative Agent, in form reasonably satisfactory to Administrative Agent, a certification by the treasurer or chief financial officer of Borrower that, immediately after giving effect to such Restricted Distribution, (A) no Default or Event of Default shall have occurred and is continuing and (B) Borrower shall be in pro forma compliance with the requirements of clauses (c)(ii) and (iii) above; and (d) distributions of assets constituting Permitted Intercompany True-Up Transactions.

“Permitted Holders” means, collectively, Watsco and Carrier, and any direct or indirect wholly-owned Subsidiary of Watsco and Carrier, respectively, that is a “Transferee” of “Membership Interests” pursuant to Section 12.1(b) of the Amended and Restated Operating Agreement of Borrower, as the same may be amended from time to time in accordance with the terms and conditions of the Agreement.

“Permitted Indebtedness” means:

(a) Indebtedness evidenced by the Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 4.19,

(c) Permitted Purchase Money Indebtedness,

(d) endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) unsecured Indebtedness of Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Maturity Date, and (iv) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Administrative Agent,,

(g) Acquired Indebtedness in an amount not to exceed $20,000,000 outstanding at any one time,

(h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j) the incurrence by Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate or foreign currency risk associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes,

(k) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(l) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of Borrower or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(m) Indebtedness composing Permitted Investments,

(n) Refinancing Indebtedness of any previously qualified Permitted Indebtedness,

(o) Indebtedness of a Subsidiary of the Borrower owed to a Loan Party or any other Permitted Intercompany Advances,

(p) Guarantees of any Indebtedness permitted hereunder, and

(q) unsecured Indebtedness of up to $25,000,000 in the aggregate.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a non-Loan Party to another non-Loan Party, (c) a non-Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to any Foreign Subsidiary in the ordinary course of business to the extent that no Event of Default has occurred and is continuing.

“Permitted Intercompany True-Up Transactions” means those transactions expressly contemplated pursuant to Section 7.02 of the Joint Venture Agreement, pursuant to which Borrower and its Subsidiaries may make and/or receive transfers, assignments, dispositions and/or distributions from or to Watsco, Carrier and their respective Subsidiaries, from time to time, of assets and liabilities, in each such case in order to more fully carry out the transactions contemplated by the Joint Venture Agreement; provided, that, the aggregate value of all assets transferred, assigned, disposed of and distributed by Borrower and its Subsidiaries pursuant to Section 7.02 of the Joint Venture Agreement (net of the aggregate value of all assets received by Borrower and its Subsidiaries pursuant to Section 7.02 of the Joint Venture Agreement) shall not exceed $10,000,000, excluding from the foregoing limitation any transfers, assignments, disposals and distributions of cash of Borrower as of the Closing Date to the exent made pursuant to Section 7.02 of the Joint Venture Agreement within 15 days after the Closing Date.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) advances made in connection with purchases of goods or services in the ordinary course of business,

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1,

(f) guarantees permitted under the definition of Permitted Indebtedness,

(g) Permitted Intercompany Advances,

(h) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i) deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j) non-cash loans or advances to employees, officers, and directors of Borrower or any of its Subsidiaries for the purpose of purchasing Stock in Borrower so long as the proceeds of such loans are used in their entirety to purchase such stock in Borrower,

(k) loans or advances to employees, officers, and directors of Borrower or any of its Subsidiaries in the ordinary course of business for travel, relocation and related expenses and/or other analogous expenses,

(l) Permitted Acquisitions,

(m) Investments in Loan Parties,

(n) repurchases of Stock of Borrower that constitute Permitted Distributions, and

(o) Investments by the Borrower and its Subsidiaries not otherwise permitted hereunder in an aggregate outstanding amount not to exceed $5,000,000 at any time.

“Permitted Liens” means

(a) Liens held by Administrative Agent to secure the Obligations,

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Administrative Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c) judgment and attachment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d) Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e) the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h) Liens on amounts deposited to secure Borrower’s and its Subsidiaries obligations in connection with worker’s compensation, unemployment insurance, or other Social Security laws and regulations,

(i) Liens on amounts deposited to secure Borrower’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases, and other obligations of a like nature, in each case in the ordinary course of business and not in connection with the borrowing of money,

(j) Liens on amounts deposited to secure Borrower’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds, performance bonds, statutory obligations, and other obligations of a like nature, in each case obtained in the ordinary course of business,

(k) with respect to any Real Property, easements, rights of way, zoning and similar restrictions that do not materially interfere with or impair the use or operation thereof,

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business or to cover or secure Bank Product Obligations,

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r) Liens assumed by Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(s) Liens described in Section 3.08(e) of the “Seller Disclosure Schedule” to the Joint Venture Agreement delivered to Administrative Agent on the Closing Date,

(t) Liens in favor of Carrier on Consignor Collateral (as defined in the Carrier Inventory Agreement), provided that such Liens shall be subject to the terms of the Carrier Inventory Agreement at all times;

(u) Liens consisting of transfer restrictions, rights of first refusal, and other similar restrictions, in each case created expressly pursuant to the Joint Venture Documents with respect to the Stock of Borrower; and

(v) other Liens arising in the ordinary course of business of Borrower and its Subsidiaries not otherwise permitted hereunder; provided, the aggregate amount of the principal of the Indebtedness so secured shall not exceed $1,000,000 in the aggregate at any one time outstanding.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Administrative Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $20,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Primary Carrier Distribution Agreement” means the Distributor Agreement dated as of the Closing Date between Carrier, on the one hand, and Borrower, on the other hand, substantially in the form of Exhibit D-1 to the Joint Venture Agreement, as amended and modified from time to time in accordance with Section 6.7(b) of the Agreement.

“Pro Forma Historical Financial Statements” means, collectively, (a) the “Financial Statements” as defined in Section 3.08(a) of the Joint Venture Agreement, and (b) the “Comfort Products Financial Statements” as defined in Section 4.09(a) of the Joint Venture Agreement.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other mandatory payment obligation (including any mandatory obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the Pro Forma Historical Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances,

(b) with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Commitments as they existed immediately prior to their termination or reduction to zero, and

(c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate amount of Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Commitments as they existed immediately prior to their termination or reduction to zero.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended or any other Person that otherwise became obligated with respect to such Indebtedness as a Person acquired pursuant to a Permitted Acquisition.

“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Lenders” means, at any time, a minimum of two Lenders (or, if there is only one Lender at such time, such Lender) whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Share) equal or exceed 51%.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Distribution” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by any Loan Party (including any payment in connection with any merger or consolidation involving such Loan Party) or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by such Loan Party, or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving any Loan Party) any Stock issued by any Loan Party.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means a security agreement, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by Borrower and Guarantors to Administrative Agent.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swap Provider” means any Bank Product Provider that provides one or more Swaps to Borrower or any of its Subsidiaries.

“Swaps” means all interest rate equity swaps, caps, floors, collars, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest rates.

“Swing Lender” means Wells Fargo or, in the event that Wells Fargo declines to provide Swing Loans at a time when all of the conditions under the Agreement to the making of Swings Loans are satisfied, any other Lender that, at the request of Borrower agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Syndication Agent” has the meaning specified therefor in the preamble to the Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case (A) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located or (B) as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time of designation of a new lending office (or assignment), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Trade Name Agreement” means the Trade name Agreement dated as of the Closing Date between Carrier and Borrower, as amended and modified from time to time in accordance with Section 6.7(b) of the Agreement.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transition Services Agreement” means the Transition Services Agreement dated as of the Closing Date between Carrier and Borrower, as amended and modified from time to time in accordance with Section 6.7(b) of the Agreement.

“Underlying Issuer” means Wells Fargo or one of its Affiliates.

“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Watsco” means Watsco, Inc., a Florida corporation.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Schedule 3.1

The obligation of each Lender (including the Issuing Lender) to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the reasonable satisfaction of Administrative Agent and each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before August 3, 2009;

(b) Administrative Agent shall have received a letter duly executed by Borrower and each Guarantor authorizing Administrative Agent to file appropriate financing statements in such office or offices as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests to be created by the Loan Documents;

(c) Administrative Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the Administrative Agent’s Liens in and to the Collateral, and Administrative Agent shall have received searches reflecting the filing of all such financing statements;

(d) Administrative Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Administrative Agent, duly executed, and each such document shall be in full force and effect:

(i) the Trademark Security Agreement, the Copyright Security Agreement, and the Patent Security Agreement,

(ii) a disbursement letter executed and delivered by Borrower to Administrative Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Administrative Agent,

(iii) the Fee Letter,

(iv) the Guaranty,

(v) the Carrier Inventory Agreement and the Carrier Access Agreement,

(vi) the Intercompany Subordination Agreement, and

(vii) the Security Agreement, together with each of the agreements, certificates and other items to be delivered pursuant thereto.

(e) Administrative Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

(f) Administrative Agent shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

(g) Administrative Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(h) Administrative Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

(i) Administrative Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor’s Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of Guarantor;

(j) Administrative Agent shall have received copies of each Guarantor’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

(k) Administrative Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

(l) Administrative Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.6, the form and substance of which shall be reasonably satisfactory to Administrative Agent;

(m) Administrative Agent shall have received one or more opinions of Borrower’s and Guarantor’s counsel in form and substance satisfactory to Administrative Agent;

(n) Administrative Agent shall have received internally prepared financial statements for Borrower (prepared on a pro forma basis to give effect to the Joint Venture Transaction) as of the end of April 2009 or a more recent fiscal month end if available;

(o) Administrative Agent shall have received an opening Borrowing Base Certificate (prepared as of May 31, 2009) in form and substance reasonably acceptable to the Arrangers and the Agents;

(p) the representations and warranties of Borrower and its Subsidiaries contained in the Agreement or in the other Loan Documents shall be true and correct in all respects;

(q) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement to the extent invoiced as of the Closing Date;

(r) Administrative Agent shall have received copies of each of the Joint Venture Documents, together with a certificate of the Secretary or an Authorized Person of Borrower certifying (i) each such Joint Venture Document as being a true, correct, and complete copy thereof, and (ii) the closing of the Joint Venture Transaction in accordance with the representations and warranties set forth in Section 4.25 of the Agreement;

(s) Borrower and each of its Subsidiaries shall have received all material licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

(t) all other documents and legal matters in connection with the transactions contemplated by the Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Administrative Agent.

Schedule 3.5

1. Within 75 days after the Closing Date, Borrower shall deliver to Administrative Agent and each Lender consolidated financial statements of Borrower and its Subsidiaries for the one year period ended on December 31, 2008 (or, if longer, for the period ended on December 31, 2008 for which Watsco is obligated to file audited historical financial statements with respect to Borrower in accordance with applicable rules and regulations of the SEC), audited by PricewaterhouseCoopers, LLP or other independent certified public accountants reasonably acceptable to Administrative Agent and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, or (ii) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a consolidated balance sheet and consolidated statements of income, retained earnings and cash flow).

2. Within 60 days after the Closing Date, Borrower shall deliver to Administrative Agent a duly executed and delivered Control Agreement with respect to each Deposit Account and Securities Account of Borrower and the other Loan Parties for which a Control Agreement is required under Section 6.11 of the Agreement.

3. Borrower shall use its commercially reasonable efforts to deliver to Administrative Agent, within 60 days after the Closing Date, a duly executed and delivered Collateral Access Agreement with respect to each Real Property location leased by Borrower or any other Loan Party and at which Inventory with a value of $5,000,000 (measured as of the Closing Date) or more is located.

4. Borrower shall deliver to Administrative Agent, as promptly as is practicable, a certificate of status from the appropriate governmental authority in Puerto Rico, evidencing that CPR is in good standing as a foreign corporation in Puerto Rico.

Schedule 4.1(b)

Capitalization of Borrower

Member	Membership Interest Held	Percentage Interest Held
Watsco Holdings II, Inc.	147,000.00	42.1%
Comfort Products Distributing LLC	62,500.00	17.9%
Carrier Corporation	136,175.00	39%
Carlyle Scroll Holdings Inc.	3,491.66667	1%
Total	349,166.66667	100%

Schedule 4.1(c)

Capitalization of Borrower’s Subsidiaries

Carrier InterAmerica Corporation

Holder	Shares Held	Shares Authorized	Shares Outstanding
Carrier Enterprise, LLC	1000	1000	1000

Carrier (Puerto Rico), Inc.

Holder	Shares Held	Shares Authorized	Shares Outstanding
Carrier Enterprise, LLC	700	1000	700

Schedule 4.6(a)

States of Organization

Party	State of Organization
Carrier Enterprise, LLC	Delaware
Carrier (Puerto Rico), Inc.	Delaware
Carrier InterAmerica Corporation	US Virgin Islands

Schedule 4.6(b)

Chief Executive Offices

Party	Address
Carrier Enterprise, LLC	2000 Parks Oaks Avenue Orlando, FL 32808
Carrier (Puerto Rico), Inc.	3450 NW 115th Avenue Miami, FL 33178
Carrier InterAmerica Corporation	3450 NW 115th Avenue Miami, FL 33178

Schedule 4.6(c)

Organizational Identification Numbers

Party	Tax Identification No.	State Organizational No.
Carrier Enterprise, LLC (DE)	06-1519509	2910121
Carrier (Puerto Rico), Inc. (DE)	16-1217337	2024117
Carrier InterAmerica Corporation (VI)	59-2631832	N/A

Schedule 4.7(b)

Litigation

None.

Schedule 4.12

Environmental Matters

1. As an HVACR distributor, the Loan Parties and their Subsidiaries store and sell in the ordinary course of their respective businesses refrigerants and various other chemicals that may be considered Hazardous Materials.

2. On December 4, 2007 a U.S. Department of Transportation (“DoT”) inspector visited the Borrower’s Oklahoma City (“OKC”) distribution facility and requested “shipping papers” covering all of the Borrower’s 2007 deliveries of Hazardous Materials (“HazMat”) made using the independent delivery service, Speedy Delivery, Inc. (“Speedy”) as part of a DoT investigation of Speedy not specifically related to its work for the Borrower. While gathering materials to respond to the DoT’s request, the Borrower discovered that its OKC facility did not have proper “shipping papers” covering its 2007 HazMat deliveries by Speedy as required by DoT regulations. Further review showed that since at least January 2006 neither of the Borrower’s OKC or Tulsa, Oklahoma facilities had been in substantial compliance with DoT HazMat “shipping paper” and training regulations. On December 18, 2007, a Company representative met with the DoT investigator at the Borrower’s OKC facility and voluntarily disclosed the 2007 incidences of improper “shipping paper” and training non-compliance in OKC. During this meeting the DoT investigator limited his inquiry to 2007 Company deliveries from its OKC facility using Speedy Delivery resulting in a finding of twenty-one (21) instances of non-compliance with shipping paper requirements and seven (7) instances of improper employee HazMat training. As a result, the Borrower received a Notice of Claim from the DoT and a $10,000 fine. Given the limited scope of the violations cited by the DoT, the Borrower elected not to challenge the fine, which was paid in full the last week of January 2008.

Schedule 4.13

Intellectual Property

1. Federal Trademark, Registration No. 3,405,538 for Comfort Products Distributing (and Design), Registered April 1, 2008.

2. Federal Trademark, Registration No. 3,329,333 for HVAC Distributors (and Design), Registered November 6, 2007.

3. State of New Mexico Trademark, Registration No. TK08110301 for Contractors Heating & Supply, Registered November 3, 2008.

4. Distributor Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC (Primary Carrier Distribution Agreement).

5. Transition Services Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC.

6. Trade Name Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier Enterprise, LLC.

7. Distributor Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier InterAmerica Corporation.

8. Distributor Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC, with respect to certain aftermarket products.

9. Distributor Agreement, dated July 1, 2009 by and between International Comfort Products, LLC and Comfort Products, LLC.

10. Distributor Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier (Puerto Rico), Inc.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.15

Deposit Accounts and Securities Accounts

Comfort Products Distributing LLC:

Wells Fargo (Depository only)

New York, NY

[***]	Sweep
[***]	Depository
[***]	451
[***]	452
[***]	453
[***]	454
[***]	480
[***]	483
[***]	484
[***]	485
[***]	486
[***]	487

Bank of America, Atlanta, Georgia

[***]	Depository
[***]	Disbursement
[***]	Payroll

CARRIER INTERAMERICA CORPORATION

Bank Name	Account Number	Type / Purpose of Account
Bank of America PO Box 27025 Richmond, VA 23261	[***]	Investment Account
	[***]	Receipt/Deposit Account ZBA to [***]

CARRIER (PUERTO RICO), INC.

Bank Name	Account Number	Type / Purpose of Account
Citibank PO Box 70301 San Juan, PR 00936-8301	[***]	Receipt/Deposit Account

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CARRIER ENTERPRISE, LLC

Bank Name	Account Number	Type / Purpose of Account
JP Morgan Chase 712 Main Street, Floor 05 Houston, TX, 77002-3201	[***]	Main Account -holds net balance of receipt and disbursement activity for all Carrier Enterprise, LLC Chase Accounts on a daily basis

	[***]	Receipt - Wires, CC, Lockbox, and Account activity ZBA to [***]
	[***]	CSTX Store Receipt Activity ZBA to [***]
	[***]	CSTX Store Receipt Activity ZBA to [***]
	[***]	CSTX Store Receipt Activity ZBA to [***]
	[***]	CMA Store Receipt Activity ZBA to [***]
	[***]	CAR LBX Receipt Activity ZBA to [***]
	[***]	CFL LBX Receipt Activity ZBA to [***]
	[***]	CMA LBX Receipt Activity ZBA to [***]
	[***]	CNTX LBX Receipt Activity ZBA to [***]
	[***]	CSTX LBX Receipt Activity ZBA to [***]

	[***]	Disbursements (Wire) ZBA to [***]
	[***]	Disbursements (Check - AP) ZBA to [***]
	[***]	Disbursements (Payroll/Travel) ZBA to [***]

Bank Name	Account Number	Type / Purpose of Account
Bank of America PO Box 27025 Richmond, VA 23261	[***]	Main Account -holds net balance of receipt activity for all Carrier Enterprise, LLC Bank of America Accounts on a daily basis

	[***]	Charlotte, NC Concentration Account ZBA to [***]
	[***]	Depository Services for Store 1826 ZBA to [***]
	[***]	Depository Services for Store 1825 ZBA to [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	Depository Services for Store 1830 ZBA to [***]
[***]	Depository Services for Store 1840 ZBA to [***]
[***]	Depository Services for Store 1870 ZBA to [***]
[***]	Depository Services for Store 1854 ZBA to [***]
[***]	Depository Services for Store 1827 ZBA to [***]
[***]	Depository Services for Store 1851 ZBA to [***]
[***]	Depository Services for Store 1820 ZBA to [***]
[***]	Depository Services for Store 1824 ZBA to [***]
[***]	Depository Services for Store 1855 ZBA to [***]
[***]	Depository Services for Store 1852 ZBA to [***]
[***]	Depository Services for Store 1850 ZBA to [***]
[***]	Depository Services for Store 1811 ZBA to [***]
[***]	ZBA to [***]
[***]	Depository Services for Store 3101 ZBA to [***]
[***]	Depository Services for Store 1811 ZBA to [***]
[***]	Depository Services for Store 1810 ZBA to [***]
[***]	Depository Services for Store 3103 ZBA to [***]
[***]	Depository Services for Store 3110 ZBA to [***]
[***]	Depository Services for Store 3102 ZBA to [***]

[***]	Florida Concentration Account ZBA to [***]
[***]	Depository Services for Store 2514 ZBA to [***]
[***]	Depository Services for Store 2504 ZBA to [***]
[***]	Depository Services for Store 2501 ZBA to [***]
[***]	Depository Services for Store 2502 ZBA to [***]
[***]	Depository Services for Store 2503 ZBA to [***]
[***]	Depository Services for Store 2506 ZBA to [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	Depository Services for Store 2510 ZBA to [***]
[***]	Depository Services for Store 2512 ZBA to [***]
[***]	Depository Services for Store 2520 ZBA to [***]
[***]	Depository Services for Store 2522 ZBA to [***]
[***]	Depository Services for Store 2523 ZBA to [***]
[***]	Depository Services for Store 2524 ZBA to [***]
[***]	Depository Services for Store 2540 ZBA to [***]
[***]	Depository Services for Store 2542 ZBA to [***]
[***]	Depository Services for Store 2544 ZBA to [***]
[***]	Depository Services for Store 2546 ZBA to [***]
[***]	Depository Services for Store 2541 ZBA to [***]

[***]	Oklahoma Concentration Account ZBA to [***]
[***]	Depository Services for Store 3801 ZBA to [***]
[***]	Depository Services for Store 3802 ZBA to [***]
[***]	Depository Services for Store 3752 ZBA to [***]
[***]	Depository Services for Store 3760 ZBA to [***]
[***]	Depository Services for Store 3770 ZBA to [***]
[***]	Depository Services for Store 3771 ZBA to [***]
[***]	Depository Services for Store 3772 ZBA to [***]
[***]	Depository Services for Store 3771 ZBA to [***]
[***]	Depository Services for Store 3774 ZBA to [***]
[***]	Depository Services for Store 3753 ZBA to [***]
[***]	Depository Services for Store 3775 ZBA to [***]
[***]	Depository Services for Store 3753 ZBA to [***]
[***]	Depository Services for Store 3791 ZBA to [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	Depository Services for Store 3782 ZBA to [***]
[***]	Depository Services for Store 3794 ZBA to [***]
[***]	Depository Services for Store 3802 ZBA to [***]
[***]	Depository Services for Store 3757 ZBA to [***]
[***]	Depository Services for Store 3801 ZBA to [***]
[***]	Depository Services for Store 3795 ZBA to [***]
[***]	Depository Services for Store 3780 ZBA to [***]
[***]	Depository Services for Store 3758 ZBA to [***]
[***]	Depository Services for Store 377 ZBA to [***]
[***]	Depository Services for Store 3761 ZBA to [***]
[***]	Depository Services for Store 3116 ZBA to [***]
[***]	Depository Services for Store 3203 ZBA to [***]
[***]	Depository Services for Store 3796 ZBA to [***]
[***]	Depository Services for Store 3112 ZBA to [***]
[***]	Depository Services for Store 3113 ZBA to [***]
[***]	Depository Services for Store 3114 ZBA to [***]
[***]	Depository Services for Store 3201 ZBA to [***]
[***]	Depository Services for Store 3204 ZBA to [***]
[***]	Depository Services for Store 3785 ZBA to [***]
[***]	Depository Services for Store 3751 ZBA to [***]

[***]	Mid-Atlantic Concentration Account ZBA to [***]
[***]	Depository Services for Store 1601 ZBA to [***]
[***]	Depository Services for Store 1610 ZBA to [***]
[***]	Depository Services for Store 1602 ZBA to [***]
[***]	Depository Services for Store 1620 ZBA to [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	[***]	Depository Services for Store 1611 ZBA to [***]
	[***]	Depository Services for Store 1302 ZBA to [***]
	[***]	Depository Services for Store 1305 ZBA to [***]
	[***]	Depository Services for Store 1612 ZBA to [***]
	[***]	Depository Services for Store 1309 ZBA to [***]
	[***]	Depository Services for Store 1304 ZBA to [***]
	[***]	Depository Services for Store 1603 ZBA to [***]
	[***]	Depository Services for Store 1308 ZBA to [***]
	[***]	Depository Services for Store 1306 ZBA to [***]

	[***]	Columbia, SC Concentration Account ZBA to [***]
	[***]	Depository Services for Store 1902 ZBA to [***]
	[***]	Depository Services for Store 1910 ZBA to [***]
	[***]	Depository Services for Store 1912 ZBA to [***]
	[***]	Depository Services for Store 1921 ZBA to [***]
	[***]	Depository Services for Store 1920 ZBA to [***]
	[***]	Depository Services for Store 1911 ZBA to [***]
	[***]	Depository Services for Store 1901 ZBA to [***]

Bank Name	Account Number	Type / Purpose of Account
Hancock PO Box 4019 Gulfport, MS 39502	[***]	Receipt/Deposit Account

Bank Name	Account Number	Type / Purpose of Account
Trustmark 248 East Capital Street Jackson, MS 39201	[***]	Receipt/Deposit Account

Schedule 4.17

Material Contracts

1. Consignment Agreement dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC.

2. Distributor Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC (Primary Carrier Distribution Agreement).

3. Transition Services Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC.

4. Trade Name Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier Enterprise, LLC.

5. Distribution Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier InterAmerica Corporation.

6. Collateral Access Agreement, dated July 1, 2009, by and among Carrier Corporation, Carrier Enterprise, LLC, and Carrier (Puerto Rico), Inc.

7. Distributor Agreement, dated July 1, 2009 by and between International Comfort Products, LLC and Comfort Products, LLC.

8. Distributor Agreement, dated July 1, 2009 by and between Carrier Corporation and Carrier (Puerto Rico), Inc.

9. Distributor Agreement, dated July 1, 2009, by and between Carrier Corporation and Carrier Enterprise, LLC, with respect to certain aftermarket products.

Schedule 4.19

Permitted Indebtedness

1. Carrier Corporation has a lien over $80 million in Consigned Inventory pursuant to that certain Consignment Agreement dated July 1, 2009 by and between Carrier Corporation and Carrier Enterprise, LLC.

2. The following judgments with respect to Borrower remain outstanding:

Debtor	Filing Location	Secured Party/Plaintiff	File Number	File Date	Collateral/Case Description
Carrier Sales and Distribution, LLC	Dallas County, TX District Court	County of Dallas	TX-05-31433	08/02/06	Judgment for Court costs - $193.00
Carrier Sales and Distribution, LLC	Miami-Dade County, FL Circuit Court	SMPC	04-8168 SP 25(3)	10/05/04	$82.48

Schedule 5.1

Deliver to Administrative Agent each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Administrative Agent:

as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters during each of Borrower’s fiscal years

(a) an unaudited consolidated balance sheet and consolidated (and, if requested by Administrative Agent) consolidating statements of income, retained earnings and cash flow covering Borrower’s and its Subsidiaries’ operations during such period,

(b) a calculation of the Interest Coverage Ratio and the Leverage Ratio for the fiscal period then ending, and

(c) a Compliance Certificate.

as soon as available, but in any event within 90 days after the end of each of Borrower’s fiscal years

(d) consolidated financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by nationally recognized independent certified public accountants and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, or (ii) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a consolidated balance sheet and consolidated statements of income, retained earnings and cash flow and, if prepared, such accountants’ letter to management),

(e) a calculation of the Interest Coverage Ratio and the Leverage Ratio for the fiscal period then ending, and

(f) a Compliance Certificate.

within 60 days after the beginning of each fiscal year,

(g) copies of Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Administrative Agent, in its Permitted Discretion, for the forthcoming fiscal year, certified by the treasurer and chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower and its Subsidiaries during the period covered thereby.

if and when filed by Borrower or any other Loan Party,

(h) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(i) any other filings made by Borrower or any other Loan Party with the SEC, and

(j) any other information that is provided by Borrower to its shareholders or owners generally.

promptly, but in any event within 5 Business Days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(k) notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on any Loan Party,	(l) notice of all actions, suits, or proceedings brought by or against any Loan Party before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly following the request of Administrative Agent	(m) any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

Schedule 5.2

Provide Administrative Agent (and if so requested by Administrative Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Administrative Agent:

Monthly (no later than the 15th day of each month)	(a) a Borrowing Base Certificate.

Quarterly (no later than 15 days after the end of each fiscal quarter)

(b) a detailed aging, by total, of Borrower’s Accounts, together with a reconciliation and supporting documentation for any reconciling items noted,

(c) a detailed calculation of those Accounts that are not eligible for the Borrowing Base,

(d) a detailed Inventory system/perpetual report together with a reconciliation to Borrower’s general ledger accounts.

Upon request by Administrative Agent

(e) a detailed list of Borrower’s and its Subsidiaries’ customers, with address and contact information, and

(f) such reports as to the Collateral or the financial condition of Borrower and its Subsidiaries as Administrative Agent may reasonably request.

Schedule 11

Notice Address for Lenders

J.P. Morgan Securities Inc.

329 N. Park Ave., Suite 329

Winter Park, FL 32789

Attn: Charlie Dudley

Wells Fargo Bank, N.A.

401 E. Jackson Street, Suite 1450

Tampa, Florida 33602

Attn: Edward Wooten

with a copy to:

Greenberg Traurig LLP

3290 Northside Parkway, Suite 400

Atlanta, Georgia 30327

Attn: Michael Leveille, Esq.

The Northern Trust Company

50 South LaSalle, M-27

Chicago, IL 60603

Attn: Rick J. Gomez